Execution Copy

Collaboration and License Agreement

COLLABORATION AND LICENSE AGREEMENT
This Collaboration and License Agreement (this “Agreement”), effective this thirteenth day of February, 2024 (the “Effective Date”), is between Ono Pharmaceutical Co., Ltd., a Japanese corporation having its principal place of business at 8- 2 Kyutaromachi 1-chome, Chuo-ku, Osaka-shi, Osaka 541-8564, Japan ( “Ono”), and Shattuck Labs, Inc., a Delaware corporation having its principal place of business at 500 W. 5th Street, Suite 1200, Austin, TX 78703 (“Shattuck”). Ono and Shattuck are each sometimes referred to herein as a “Party” and collectively as the “Parties.”
WHEREAS:
(A)Shattuck has developed a platform to create bi-functional [***] fusion proteins;
(B)Ono has expertise in developing, marketing and selling pharmaceutical products; and
(C)Shattuck and Ono wish to pursue a nonclinical research collaboration to develop certain biologic molecules, and Shattuck wishes to grant to Ono a time-limited option to enter into an exclusive license to further develop, manufacture and sell products containing such biologic molecules pursuant to the terms and subject to the conditions set out in this Agreement.
WITNESSES THAT, in consideration of the premises and the mutual covenants contained herein, Shattuck and Ono agree as follows:
ARTICLE 1 DEFINITIONS AND INTERPRETATION
1.1Definitions. The definitions are set forth in Schedule A.
1.2Interpretation
(a)Headings in this Agreement are solely for the convenience of reference and will not be used for purposes of interpreting or construing the provisions hereof.
(b)All references in this Agreement to a designated “Article”, “Section”, or other subdivision or to a “Schedule” are to the designated Article, Section, or other subdivision of, or Schedule to, this Agreement.
(c)The words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, or other subdivision or Schedule.
(d)The word “including”, when following any general statement, term or matter, is not to be construed to limit such general statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but rather is to be construed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.
(e)Any reference to a statute includes and is a reference to such statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding such statute or such regulations.
(f)The use of any gender herein will be deemed to encompass references to any other gender, and the use of the singular will be deemed to include the plural (and vice versa).
ARTICLE 2 NONCLINICAL WORKPLAN
1.1Nonclinical Workplan to Research Development Compounds
(a)During the Research Term, each Party will use Commercially Reasonable Efforts to conduct the activities set forth in the Nonclinical Workplan and in accordance with and subject to the terms and conditions of this Agreement. Each Party will conduct the Nonclinical Workplan in a manner consistent with industry standards and good scientific practices.
(b)The initial Nonclinical Workplan and associated Budget are set forth in Schedule
B. The Parties understand that the Nonclinical Workplan may need to be revised from time to time. The Parties agree to work in good faith to accommodate each Party’s requests and understand all revisions to the Nonclinical Workplan may require a revision to the Budget. The Parties agree to revise the Nonclinical Workplan in accordance with Section 3.3, and all such revisions will be in writing and executed by both Parties; provided, however, that in the case of minor revisions, such minor revisions may be effective upon unanimous approval by the JRC and confirmed in the JRC minutes. In the event of a conflict between the terms of this Agreement and the Nonclinical Workplan or Budget, the terms of this Agreement will govern.
(c)During the Research Term, each Party hereby grants to the other Party a non- exclusive, sublicensable only to the other Party’s Affiliates and Permitted Subcontractors engaged by the other Party for activities set forth in the Nonclinical Workplan, license in and to all Intellectual Property rights Controlled by each such Party or its Affiliates for the sole purpose of conducting the activities under the Nonclinical Workplan.
1.2Subcontracting
Each Party will have the right to reasonably subcontract performance of its activities under the Nonclinical Workplan to its Affiliates or Third Party contract research organizations (each such Third Party contract research organization, a “Permitted Subcontractor”), provided that such Party will (a) enter into a written agreement including terms commensurate with those herein with Affiliates or Permitted Subcontractors and ensure that all of its Affiliates or Permitted Subcontractors operate in a manner consistent with the terms of this Agreement, (b) be responsible for the performance of its Affiliates or Permitted Subcontractors, and (c) remain at all times fully liable for its responsibilities under this Agreement. If Permitted Subcontractors of Shattuck require any consideration other than fees for service or materials, including royalties or milestone payments for the use of the results of contracted services, Shattuck will promptly so notify in writing and discuss with Ono in good faith actions to be taken. If and when either Party decides to engage a Permitted Subcontractor, such Party will, in advance of such engagement, notify the other Party of such Permitted Subcontractor’s name and address of the principal place of business and facility where activities under the Nonclinical Workplan will be actually performed.
1.3Reporting
Each Party will keep the other Party reasonably informed as to the progress and results of its activities under the Nonclinical Workplan, in each case through meetings of the JRC occurring at least [***] and as otherwise agreed from time to time, except for day-to-day communication with respect to implementation, progress or results of such activities. In the event a Party reasonably anticipates the delay of its completion of [***] under the Nonclinical Workplan, respectively, such Party will promptly inform the other Party of such anticipated delay, and the Parties will discuss in good faith how to mitigate such delay. Upon completion of all activities conducted by Shattuck as set forth in the Nonclinical Workplan, Shattuck will prepare and provide to Ono a final report detailing the results of all such activities (the “Final Report”).
1.4Nonclinical Workplan Funding
During the Research Term, Ono will be responsible for its costs and expenses and will pay Shattuck amounts equal to all costs and expenses incurred by Shattuck related to performance of all activities required to complete the Nonclinical Workplan (the “Research Funding” and each payment is a “Research Funding Payment”), including the costs and expenses related to any and all amendments or revisions to the Nonclinical Workplan. The Parties have agreed upon an estimated budget for the activities contemplated under the Nonclinical Workplan (the “Budget”), which amounts they anticipate are sufficient to complete the Nonclinical Workplan.
(a)    Initial Research Funding Payment. Within [***] of Ono’s receipt of an invoice issued by Shattuck after the Effective Date, Ono will make an initial Research Funding Payment to Shattuck in the amount of Three Million, Three Hundred Seventy-Eight Thousand, Three Hundred and Five Dollars ($3,378,305), which amount consists of (i) [***] and (ii) [***], for each of (i) and (ii) as set forth in the Budget (the “Initial Research Funding Payment”).
(b)    Quarterly Research Funding Payments. For Research Funding which is not included in the Initial Research Funding Payment, Shattuck will provide to Ono an updated forecast of quarterly Research Funding for [***] at each JRC meeting. Such forecast will include the summary of each of the total FTE Costs and total Non-Labor Costs estimated for such [***].

(c)    Quarterly Invoices. Each Quarterly Invoice will be provided at least [***] prior to the start of each Quarter, and Ono will make each Research Funding Payment [***]. Each Quarterly Invoice will include a statement confirming the activities completed by Shattuck in the most recent full Quarter.
(d)    Budget Notifications. In addition to the provision of quarterly forecasts of Research Funding in accordance with Section 2.4(b), Shattuck will provide prompt notification to Ono if activities under the Nonclinical Workplan are anticipated to exceed the total Budget by more than [***], and the Parties will work together in good faith to revise the Budget as needed.
(e)    In the event the Parties agree to revise and amend the Nonclinical Workplan and Budget to add different or additional activities in the Nonclinical Workplan, as provided in Section 2.1(b), the Parties will work together to reach mutual agreement on such revisions as quickly as possible. Shattuck will work in good faith to continue to allocate resources to ensure continued availability to complete the Nonclinical Workplan, [***].
(f)    If there is an overpayment or shortage for the FTE Costs in a quarterly Research Funding Payment, such difference will be reconciled in the next quarterly Research Funding Payment, provided that if no further payments are due, (i) Shattuck will notify Ono in writing at the end of such Quarter and such overpayment amount will be refunded to Ono by Shattuck within [***] of the end of such Quarter, and (ii) such shortage amount will be invoiced by Shattuck promptly and Ono will pay such invoiced amount within [***] from the receipt of such invoice. If this Agreement is early terminated in accordance with Sections
10.2 or 10.3, Section10.5(b) will prevail over this Section 2.4(f).
1.5Exclusive Option to Research, Develop, Manufacture, Commercialize and Exploit Development Compounds
(a)In consideration for the Exclusive Option rights described in Section 2.5(b), Ono will, within [***] after Ono’s receipt of an invoice issued by Shattuck and taxation documents specified in Section 7.3, pay to Shattuck an amount equal to Two Million Dollars ($2,000,000) (the “Upfront Fee”).
(b)Subject to and contingent upon Ono’s payment of the Upfront Fee set forth in Section 2.5(a) and all other payments due under this Agreement during the Research Term (i.e., Ono’s timely payment of Research Funding Payments as set forth in Section 2.4 and any Research Milestone Payments that have been already achieved in accordance with Section 7.1(a)), Shattuck hereby grants to Ono a time-limited exclusive option to enter into the exclusive license set forth in Article 4 (the “Exclusive Option”).
(c)The Exclusive Option may be exercised at any time, in Ono’s sole discretion, by fulfilling all conditions set forth in (i) and (ii) below prior to the expiration of the Research Term: Ono (i) provides to Shattuck a written notice of its desire to exercise the Exclusive Option and (ii) completes payment of any Research Milestone Payments which have been achieved in accordance with Section 7.1(a) (the forgoing conditions set forth in subsections (i) and (ii) are referred to as the “License Conditions”). Following Ono’s timely fulfillment of the License Conditions, Shattuck will issue to Ono an invoice for [***] (the “License Fee”), which Ono will promptly pay, and in any event within [***] of its receipt of such invoice and taxation documents specified in Section 7.3. For clarity, from and following Ono’s timely fulfillment of the License Conditions, the licenses and other rights granted to Ono as set forth in Article 4 will be effective.
ARTICLE 3
JOINT RESEARCH COMMITTEE
1.1Joint Research Committee
(a)    Within [***] following the Effective Date, the Parties will establish and have the first meeting of a Joint Research Committee (“Joint Research Committee” or “JRC”), which will have responsibility to manage and oversee the activities set out in the Nonclinical Workplan, and the following:
(i)provide a forum to facilitate communication between the Parties;
(ii)    make development decisions contemplated in the Nonclinical Workplan, including amendments to the Nonclinical Workplan and Budget (including an update of quarterly Research Funding forecast in the next [***]; and
(iii)    carry out such other duties as are specifically assigned to the JRC under this Agreement, or as agreed by the Parties in writing from time to time.
(b)    The JRC will be comprised of an equal number of representatives of each Party, with each Party having three (3) representatives on the JRC at all times. Each representative (or any alternate to such representative) will be a director, officer, employee or consultant of the applicable Party or one of its Affiliates having expertise appropriate for the function and purpose of the JRC and to address all strategic questions which the JRC is reasonably expected to address in accordance with this Agreement. The initial representatives of Shattuck and Ono on the JRC are listed in Schedule D attached hereto. Each Party may replace its representatives on the JRC from time to time in its discretion with prior written notice to the other Party. All members of the JRC will be subject to written confidentiality obligations commensurate in scope to the provisions of Article 9. Non-voting observers who are subject to written confidentiality obligations commensurate in scope to the provisions of Article 9 may be invited to the JRC meetings, as mutually agreed by the Parties’ JRC representatives.
(c)    The chair of the JRC (the “JRC Chair”) will change each meeting and be alternately appointed by Shattuck and Ono, beginning with a Shattuck appointee for the first meeting of the JRC. The JRC Chair will be responsible for coordinating meetings of the JRC and preparing an agenda for each such meeting. The JRC Chair will have no greater authority on the JRC than any other representative.
(d)    The JRC will oversee execution of the Nonclinical Workplan. The JRC will be dissolved upon expiration of the Research Term.
(e)    From time to time, the JRC may establish and delegate duties to other committees, sub-committees or directed teams (each, a “Working Group”) on an “as-needed” basis to oversee particular projects or activities (e.g., an Intellectual Property Working Group, CMC Working Group, etc.). A Working Group may be established on an ad hoc basis for the purpose of overseeing a specific project. Each Working Group and its activities will be subject to the oversight, review and approval of, and will report to, the JRC. In no event will the authority of a Working Group exceed that of the JRC.
1.2Governance of JRC
(a)    The JRC meetings may be held in-person (at least once per Calendar Year), by audio or by video conference. The JRC will meet at least once [***] (or with such other frequency as the Parties mutually agree). The location of an initial in-person meeting will be agreed by the Parties’ JRC representatives. Unless otherwise agreed by the Parties, all in-person meetings of the JRC will be held on an alternating basis between Shattuck’s facilities and Ono’s facilities.
(b)    Each Party will use all reasonable efforts to cause its JRC representatives to attend the meetings, and if a Party’s representative is unable to attend a meeting, such Party will designate an alternate representative to attend in place of the absent representative by prior written notice to the other Party.
(c)    Each Party will be responsible for all of its own expenses of participating in the JRC, including all costs of travel, food and lodging for a Party’s representatives attending an in-person meeting.
(d)    The JRC Chair will be responsible for calling meetings (including as reasonably requested by Ono or Shattuck), providing notice of all meetings to the members of the JRC, leading the meetings, and (unless the Parties’ representatives on the JRC agree upon a person to act as secretary of the meeting of the JRC) appointing a representative of the JRC to act as secretary of each meeting.
(e)    A quorum for a meeting of the JRC will be one (1) representative of each Party.
(f)    The JRC Chair will appoint a secretary for each meeting who will prepare, and the JRC Chair will distribute to all members of the JRC for reviewing, minutes of each JRC meeting within [***] following the date of the meeting.

Such minutes will provide a description in reasonable detail of the discussions held at the meeting and a list of any actions, decisions or determinations approved by the JRC. Such minutes will be deemed approved if no representative of the JRC disputes the accuracy of such minutes within [***] of their circulation.
1.3Decision Making
(a)    At all times, the representatives of each Party on the JRC will take into consideration the view of the representatives of the other Party regarding the matters under consideration by the JRC, and the objective of the JRC will be to reach agreement by unanimous consensus on matters after reasonable and open discussion.
(b)    The Nonclinical Workplan contemplates certain decisions to be made at certain times (referred to in the Nonclinical Workplan as “Ono Decision Point(s)).” At Ono Decision Points, the Parties will promptly schedule a JRC meeting to discuss the relevant data and results at such JRC meeting.
(c)    If the JRC is unable to reach a decision by unanimous consensus pursuant to Section 3.3(a), Ono will have final decision-making authority with respect to all decisions, including revision or amendment of the Nonclinical Workplan or Budget and decisions identified in the relevant Ono Decision Point in order to move forward with the Nonclinical Workplan as promptly as possible, [***]. For clarity, Ono may not exercise such final decision-making authority in a manner that (i) is inconsistent with the terms of this Agreement (including in a manner that excuses Ono from any of its obligations, or expands any rights granted to Ono, under this Agreement); [***].
1.4Responsibilities
Notwithstanding anything to the contrary in this Article 3, each Party will have and retain the rights, powers and discretion granted to it under this Agreement, and the JRC will not be vested with any right, power or discretion except as expressly provided in this Agreement and will not have the power to amend or modify this Agreement, which may only be amended or modified as provided in Section 13.16.
ARTICLE 4 LICENSE GRANT
1.1License to Ono to Research, Develop, Manufacture, Commercialize, and Exploit Products
(a)Subject to Ono’s timely fulfillment of the License Conditions, Shattuck and its Affiliates will grant and do hereby grant to Ono and its Affiliates an exclusive, even as to Shattuck and its Affiliates (subject to Shattuck’s rights and obligations under this Agreement, including activities under the Nonclinical Workplan), with the right to sublicense through multiple tiers subject to this Section 4.1 (c) and Sections 4.3 and 4.4, non-transferable (except as set forth under this Agreement), royalty-bearing right and license to and under any of Shattuck’s rights to the Product IP for the limited purpose of Researching, Developing, Commercializing, Manufacturing and otherwise Exploiting Products within the Field in the Territory during the License Term.

(b)For clarity, the license granted in this Section 4.1 is exclusive to Ono and its Affiliates as to the Product IP only for the Research, Development, Commercialization, Manufacture and other Exploitation of Products in the Field in the Territory during the License Term, and for no other purpose.

(c)The license under Sections 4.1(a) and (d) will be sublicensable to Sublicensees and Permitted Third Party Services Providers as permitted by Sections 4.3 and 4.4.

(d)Subject to Ono’s timely fulfillment of the License Conditions, Shattuck and its Affiliates will grant and do hereby grant to Ono and its Affiliates, without requiring Ono to make any additional payments to Shattuck other than those payments required by Article 7, a non-exclusive license, with the right to grant sublicenses through multiple tiers subject to this Section 4.1 (c) and Sections 4.3 and 4.4, under Patent Rights, Know-How, Proprietary Materials, Confidential Information or any other Intellectual Property rights Controlled by Shattuck or its Affiliates during the License Term that are necessary or useful to Research, Develop, Manufacture, Commercialize or otherwise Exploit the Products in the Territory in the Field during the License Term in accordance with the terms of this Agreement solely for the limited purpose of Researching, Developing, Commercializing, Manufacturing and otherwise Exploiting Products within the Field in the Territory during the License Term.
1.2Shattuck Reservation of Rights
Subject to the terms and conditions of this Agreement, the Parties agree that Shattuck and its Affiliates will retain all rights to the Product IP Controlled by Shattuck or its Affiliates for all purposes other than Researching, Developing, Commercializing, Manufacturing and otherwise Exploiting Products in the Field in the Territory during the License Term, including the right to grant licenses to Third Parties to do the same; provided, however, that Shattuck’s rights under this Section 4.2 will be always subject to its obligations under Section 4.6 hereof, and Shattuck will not disclose non-public Product Know-How to any Third Party except in accordance with Article 9.
1.3Sublicensing Rights
Following the License Effective Date and subject to Section 4.1, Ono and its Affiliates will have the right to grant sublicenses under the license rights granted in Section 4.1 to Third Parties (“Sublicensees”) without Shattuck’s permission or consent but subject to the conditions set forth herein, provided that in each case:

(a)    Ono will notify and provide a copy of the relevant sublicense agreement to Shattuck within [***] after granting a sublicense under the rights granted in Section 4.1 to any Person other than an Affiliate of Ono; provided, however, that such copy may be redacted to remove provisions which are not necessary to monitor compliance with this Agreement, including financial information;
(b)_______    Ono will at all times remain obligated for all of its obligations (including any obligations delegated to such Sublicensee) under this Agreement, including the payment of any Milestone Payments, Royalties and other payments described in Article 7;
(c)    as between the Parties, Ono will remain liable for all acts and omissions of its Sublicensees; and
(d)    any such sublicense will be consistent with the terms and conditions of this Agreement, and Ono will require such Sublicensee to comply with all applicable terms of this Agreement.
_______For clarity, the requirements of this Section 4.3 will not apply to Permitted Third Party Service Providers as described in Section 4.4.
1.4Permitted Third Party Service Providers
Following the License Effective Date and notwithstanding Section 4.3, Ono and its Affiliates will have the right, without Shattuck’s permission or consent but subject to the conditions set forth herein, to engage one or more Third Parties (“Permitted Third Party Service Providers”) as subcontractors to perform designated functions on a fee-for-service basis (such as contract research organizations and contract manufacturing organizations) in connection with its activities under this Agreement (including transferring or disclosing Product IP and Technical Transfer Materials as may be necessary for such Permitted Third Party Service Provider to perform such designated functions); provided that (a) Ono will remain responsible for the conduct of all such activities in accordance with the terms and conditions of this Agreement and (b) Ono will use Commercially Reasonable Efforts to cause each such Permitted Third Party Service Provider to assign or license to Ono all Intellectual Property necessary or useful for Research, Development, Commercialization, Manufacture and other Exploitation of Products conceived or first reduced to practice in the performance of services for Ono under this Agreement; provided that the obligations of Ono set forth in clause (b) will not apply to improvements to such Permitted Third Party Service Provider’s existing technology. For purposes of Section 4.4, the actions of a Permitted Third Party Service Provider will be deemed to be the actions of Ono.
1.5No Other Licenses or Rights
Ono covenants that it will not use or practice any Patent Rights, Know-How, Proprietary Materials or Confidential Information licensed, sublicensed, disclosed or otherwise made available to it by Shattuck or its Affiliates under this Agreement except for the purposes expressly permitted in an applicable license grant to Ono. Except as may be otherwise explicitly set forth in this Agreement, Shattuck grants no license, express or implied, under any Patent

Rights, Know-How, Proprietary Materials, Confidential Information or any other Intellectual Property rights of Shattuck or its Affiliates, whether by implication, estoppel or otherwise.
1.6Competitive Activities
During the Research Term and the License Term, neither Party will, outside of this Agreement, conduct nor support, directly or indirectly, whether by itself or with, through or on behalf of any Person, any Commercialization in the Field in the Territory with respect to any compound, molecule or product having the Collaboration Mechanism of Action (“Competing Product”); provided, however, that the covenant contained in this Section 4.6 will not apply to a Third Party Acquirer if either Party undergoes a Change of Control Event so long as (i) no Confidential Information of the other Party, no non-public Product Know-How or no Confidential Information developed under this Agreement are used by, or disclosed in any material manner to such Third Party Acquirer, for use with a Competing Product(s); (ii) such Party and such Third Party Acquirer establish reasonable technical and administrative procedures to ensure that the requirements set forth in the foregoing sub-clause (i) are met, including by creating “firewalls” which prevent the personnel working for a Competing Product(s) from accessing Confidential Information of the other Party, non-public Product Know-How or Confidential Information developed under this Agreement; and (iii) such Third Party Acquirer segregates such acquired Party’s personnel and activities with respect to Development Compounds and Products from all programs of such Third Party Acquirer directed to the Research, Development, Manufacturing, Commercialization and/or Exploitation of a Competing Product(s) until [***].
ARTICLE 5
DEVELOPMENT AND COMMERCIALIZATION OF PRODUCTS
1.1Development and Commercialization
(a)    Responsibility and Authority. From and after the License Effective Date, as between the Parties, Ono will have sole authority and responsibility for all Research, Development, Manufacture, Commercialization and other Exploitation of the Products in the Field in the Territory, including, without limitation: (i) the conduct of all research and pre-clinical and non-clinical activities (including, without limitation, the assessment of alternative designs for the Products, the selection of the Products to be Developed, Commercialized or otherwise Exploited, all non-clinical, pre-clinical and IND-enabling studies (including toxicology testing), any pharmaceutical development work on formulations and process development relating to any such Products); (ii) all activities related to Clinical Trials; (iii) all activities relating to the Manufacture of Products (including, without limitation, all required process development and scale up work with respect thereto); and (iv) all Commercialization activities relating to any Product (including, without limitation, marketing, promotion, sales, distribution, import and export activities and any post-marketing trials and safety surveillance), provided, however, notwithstanding the foregoing, if Ono exercises Exclusive Option before the completion of all activities under the Nonclinical Workplan, Shattuck will continue to perform the activities for which Shattuck is responsible under the Nonclinical Workplan after Ono’s exercise of the Exclusive Option in accordance with the terms of this Agreement that are applicable to the Nonclinical Workplan, including the Research Funding Payments and Research Milestone Payments. Without limiting the generality of the foregoing, as between the Parties, Ono will have full control and authority and sole responsibility for (x) making all Regulatory Filings for Products and filing all Drug Approval Applications and otherwise seeking all Regulatory Approvals regarding such matters and (y) reporting of all adverse events to Regulatory Authorities if and to the extent required by Applicable Laws. All activities relating to Research, Development, Manufacture, Commercialization or other Exploitation of Products under this Agreement will be undertaken at Ono’s sole cost and expense.
(b)    Due Diligence. From and after the License Effective Date, Ono and its Affiliates and Sublicensees will use Commercially Reasonable Efforts (i) to Develop at least one (1) Product and to undertake investigations and actions required to obtain appropriate Regulatory Approvals necessary to market Product(s) in the Field in the Territory, and (ii) for each country in which Regulatory Approval is obtained, to Commercialize and otherwise Exploit such Products in such country.
1.2Reports; Product Recalls
(a)Reports. From and after the License Effective Date, within [***] after the end of each Ono Fiscal Year during the License Term, Ono will provide to Shattuck a written report that provides an annual summary of Ono’s (and its Affiliates’ and Sublicensees’) significant activities relating to Research, Development, Manufacture, Commercialization, and other Exploitation of each Product, including the status of Clinical Trials and regulatory activities, including status of applications for Regulatory Approval necessary for marketing of such Products. In addition, if, after the License Effective Date, Ono decides not to continue Research, Development, Manufacture, Commercialization or other Exploitation related to both Development Compounds and any and all related Products thereof by it or through its Affiliates or Sublicensees anywhere in the world (a “Discontinuation Decision”), Ono will provide written notification to Shattuck of such Discontinuation Decision (“Discontinuation Notice”) without delay. In this case, Ono will, within [***] following such Discontinuation Notice, provide Shattuck with [***] (each “Ono Decision Notice”).
(b)    All reports, updates, product complaints and other information provided by the Disclosing Party to the Receiving Party under this Agreement (including under this Section 5.2(a)) will be considered Confidential Information of the Disclosing Party, subject to the terms of Article 9.

ARTICLE 6 MANUFACTURING OBLIGATIONS
1.1Manufacturing; Technical Transfer Materials
Following the License Effective Date, Ono will be responsible, at its sole cost and expense, for Manufacturing or having Manufactured, all materials to enable it to Research, Develop, Commercialize, and otherwise Exploit Products (including as required for any pre-clinical, non- clinical, clinical and commercial use of Products, and including process development and scale- up). In the event Ono elects to Manufacture or have a Permitted Third Party Service Provider Manufacture Development Compounds and/or Products, the Parties will negotiate an appropriate technology transfer agreement whereby Shattuck will (a) provide the (i) Technical Transfer Materials developed pursuant to the Nonclinical Workplan to Ono or its Permitted Third Party Service Provider (to the extent such Technical Transfer Materials exist for a given Development Compound or Product) without any additional costs and (ii) [***], Technical Transfer Materials made at Shattuck's own expenses, for the purpose of enabling Ono to exercise its rights under this Agreement with respect to the Development Compounds and Products, and (b) [***], use Commercially Reasonable Efforts to provide Ono or such Permitted Third Party Service Provider with technical advice and assistance in its use of such Technical Transfer Materials or otherwise in connection with the Manufacture of Development Compounds and Products by Ono or such Permitted Third Party Service Provider. In the event Ono desires to have Shattuck Manufacture Development Compounds or Products for Research, Development, Commercialization or Exploitation of Development Compounds or Products, the Parties will negotiate in good faith a Manufacturing service agreement.
ARTICLE 7
MILESTONE PAYMENTS AND ROYALTIES
1.1Milestone Payments
Ono will make the following payments to Shattuck (each, a “Milestone Payment”), in accordance with Section 7.1(d), following achievement of each of the research, clinical, regulatory, and/or commercial milestone events set forth in the tables below (each, a “Milestone Event”).
(a)Research Milestone Payments.

No.	Milestone Event	Research Milestone Payment
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]

The Milestone Payments set forth in this Section 7.1(a) (referred to herein as the “Research Milestone Payments”) will be paid only once regardless of the number of times achieved by one or more Development Compounds. If Ono decides to exercise the Exclusive Option before the achievement of one or more of the research Milestone Events described in this Section 7.1(a), each such unpaid Research Milestone Payment will be paid upon its achievement in accordance with Section 7.1(d)(i). If Ono exercises the Exclusive Option before the achievement of one or more of the research Milestone Events and Ono conducts the activities that trigger the achievement of such research Milestone Event(s), Ono will provide Shattuck with prompt written notice of the occurrence of such event giving rise to such Research Milestone Payment, which will be no later than [***] after the occurrence of such event.
(b)Clinical and Regulatory Milestone Payments.

No.	Milestone Event	Milestone Payment
1.	[***]	[***]
2.	[***]	[***]
3.	[***]	[***]
4.	[***]	[***]
5.	[***]	[***]
6.	[***]	[***]
7.	[***]	[***]
8.	[***]	[***]
9.	[***]	[***]

(i)The Milestone Payments set forth in this Section 7.1(b) will be paid only once, regardless of the number of times each Milestone Event is met for one or more Products. For clarity, Ono will pay Milestone Payments for Milestone Events regardless of whether such Milestone Events are achieved by Ono, its Affiliates or its Sublicensees.
(ii)In the event that Milestone Event No. 3 in the foregoing table is achieved before Milestone Event No. 2 (e.g., [***]), then Ono will make the Milestone Payment associated with Milestone Event No. 2 concurrently with payment of the Milestone Payment associated with Milestone Event No. 3, and no Milestone Payment will be payable with respect to [***]. For clarity, if [***], then the Milestone Payment for [***] will be made upon [***] and the Milestone Payment for [***] will be made upon [***]. Further, if [***], then the Milestone Payment for [***] will be made upon

[***] and the Milestone Payment for [***] will be made upon the completion of [***].
(iii)In the event a subsequent Milestone Event is achieved before a prior Milestone Event is achieved, then such prior Milestone Payment(s) otherwise payable upon achievement of such prior Milestone Event, to the extent not already paid, will become due and payable at the same time as the Milestone Payment associated with such subsequent Milestone, and no Milestone Payment will be payable with respect to any such prior Milestone Event, as applicable, for a Product. For example, if Milestone Event No. 4 above is achieved but Milestone Event No. 3 has not been achieved yet, then Milestone Payment with respect to Milestone Events No. 3 and No. 4 will be payable (to the extent not already paid) upon the achievement of such Milestone Event No. 4. For clarity, it is agreed by the Parties that each of Milestone Events 4 through 9 is independent and is not necessarily sequential and that this Section 7.1(b)(iii) will not be applicable to Milestone Events 4 through 9.
(c)    Commercial Milestone Payments. For purposes of the commercial Milestone Events set forth in the table below (the “Commercial Milestone Event”), an “[***] Product” is a Product of which [***], and an “[***] Product” is a Product of which [***]. Each Milestone Payment associated with a Commercial Milestone Event may be paid up to twice, once for any [***] Product and once for any [***] Product, provided that the second time a Milestone Payment is triggered, the amount paid will be [***] of the amount paid for the first such Milestone Payment (as depicted below in the fourth column of the table).

No.	Milestone Event	[***] Milestone Payment	[***] Milestone Payment
1.	[***]	[***]	[***]
2.	[***]	[***]	[***]
3.	[***]	[***]	[***]

The Milestone Payments set forth in this Section 7.1(c) will be paid only once, regardless of the number of times each Milestone Event is met for one or more Products within [***] Product and [***] Product, respectively. For example, in the event the [***] Product first launched in the Territory achieves Commercial Milestone Event No. 1 and another [***] Product subsequently launched in the Territory also achieves Commercial Milestone Event No. 1, then only Commercial Milestone Payment for the first achievement of Commercial Milestone Event No. 1 by first launched [***] Product is payable, and no Commercial Milestone Payment for the achievement of Commercial Milestone Event No. 1 by the subsequently launched [***] Product is payable. For clarity, Ono will pay Milestone Payments for Milestone Events regardless of whether such Milestone Events are achieved by Ono, its Affiliates or its Sublicensees.

(d)Milestone Payments Generally.

(i)With respect to Research Milestone Payments, Shattuck will promptly provide an invoice and taxation documents specified in Section 7.3 for the payment of each Research Milestone Payment following (x) the achievement of the relevant Milestone Event by Shattuck or (y) the receipt of notice from Ono that Ono has achieved a research Milestone Event as specified in Section 7.1(a), and the relevant Research Milestone Payment(s) will be made by Ono to Shattuck within [***] following Ono’s receipt of such invoice issued by Shattuck and taxation documents specified in Section 7.3.
(ii)With respect to Milestone Events set forth in Sections 7.1(b), Ono will provide Shattuck with prompt written notice of the occurrence of any event giving rise to a Milestone Payment, which will be no later than [***] after the occurrence of such event. Thereafter, the relevant Milestone Payment will be made by Ono to Shattuck within [***] following Ono’s receipt of an invoice issued by Shattuck and the taxation documents specified in Section 7.3.
(iii)With respect to Milestone Events set forth in Section 7.1(c), Ono will provide Shattuck with a written notice of the occurrence of any event giving rise to a Milestone Payment within [***] following the end of the Quarter during which a Milestone Event has first occurred. Thereafter, the relevant Milestone Payment will be made by Ono to Shattuck within [***] following Ono’s receipt of an invoice issued by Shattuck and the taxation documents specified in Section 7.3.
(iv)In the case of the Commercial Milestone Payments, if multiple Net Sales thresholds are first reached in the same Ono Fiscal Year, the corresponding Milestone Payments will be made with respect to such Ono Fiscal Year.
1.2Royalties
(a)    Royalty Payments. For each Product, commencing on the date of First Commercial Sale of such Product in any country or jurisdiction in the Territory, Ono will pay to Shattuck the following royalties based on Net Sales of such Products sold by Ono, its Affiliates and its Sublicensees, on an incremental basis in each Ono Fiscal Year during the Royalty Term, at the following rates (“Royalties”):

For Annual Worldwide Net Sales of a Product by Ono, its Affiliates, and/or Sublicensees in Ono Fiscal Year	Royalty Rate (Percentage of Annual Net Sales in Ono Fiscal Year)
[***]	[***]
[***]	[***]
[***]	[***]
[***]	[***]

(b)    No Valid Claim. Subject to Section 7.2(d), during the Royalty Term, on a country-by-country and Product-by-Product basis, when the Product or its manufacture, use, sale, offer for sale or importation is no longer Covered by a Composition of Matter Claim within the Product Patent Rights in such country or jurisdiction, the Royalties payable with respect to Net Sales of such Product sold by Ono, its Affiliates and its Sublicensees in such country or jurisdiction will be reduced by [***] of the Royalties otherwise owed to Shattuck pursuant to this Section 7.2 (such [***] will be referred to as the “Know-How Royalty”). The Parties hereby acknowledge and agree that the Know-How Royalty will be in consideration of the commercial advantage, Know-How and background information gained from the unpatented Product Know-How, including, without limitation, Shattuck’s Confidential Information and Proprietary Materials and be payable during the Royalty Term.
(c)    Loss of Market Exclusivity. Subject to Section 7.2(d), upon a Biosimilar Product entry in a Quarter in a country or jurisdiction in the Territory, then the Royalties otherwise payable by Ono to Shattuck with respect to such country or jurisdiction pursuant to Section 7.2(a) will be reduced by [***] of the Royalties otherwise owed to Shattuck pursuant to this Section 7.2. For clarity, the reduction to Royalties pursuant to this Section 7.2(c) will continue to apply after a Biosimilar Product is no longer being sold in such country or jurisdiction, other than as a result of a successful infringement suit brought by Ono, its Affiliates or Sublicensees, or by Shattuck or its Affiliates.
(d)    Minimum Royalty Rate. Anything contained in this Agreement to the contrary notwithstanding, none of the reductions to Royalties provided in Sections 7.2(b) or (c), or (e) will, individually or in the aggregate, reduce the Royalties payable with respect to Net Sales of any Product sold by Ono, its Affiliates and its Sublicensees in any country or jurisdiction during the License Term by more than [***] of the Royalties otherwise owed to Shattuck pursuant to Section 7.2(a).
(e)    Third Party Licenses. Subject to Section 7.2(d), if, after the Effective Date, Ono acquires or obtains a license to any Third Party Patent Right which contains [***] that would be infringed by Research, Development,

Commercialization or other Exploitation of a Product or is required by order or judgment of a court in any jurisdiction, then, Ono will have the right to deduct from the Royalties due to Shattuck hereunder with respect to such Product in such country or jurisdiction, an amount equal to [***] of royalties and/or other payments that are attributable to such Product and paid by Ono to such Third Party in such country or jurisdiction in a particular Quarter; provided that, Ono may carry over such payments which are incurred or accrued and are not deducted from Royalties payable to Shattuck in such Quarter, and deduct it from any Royalties that would be payable to Shattuck in any of the [***] subsequent Quarters. For the avoidance of doubt, [***].
(f)    Payments and Royalty Reports. Within [***] following the end of each Quarter commencing with the initial Quarter following the First Commercial Sale of a Product, Ono will furnish to Shattuck a reasonably detailed report (“Royalty Reports”) showing the following information, on a country-by-country and Product-by-Product basis: (A) the gross invoiced amount for each Product during the reporting period sold by Ono or its Affiliates or Sublicensees to the first unrelated Third Party; (B) the deductions taken in calculating Net Sales for each Product during such reporting period and the Net Sales for each such Product; (C) the exchange rates used, if any, in determining the amount due or performing any necessary currency conversion; (D) the Royalties payable with respect to such Net Sales; and (E) any withholding taxes required by Applicable Laws to be paid from such Royalties. Shattuck will issue an invoice for Royalties upon receipt of such Royalty Report, and Ono will pay to Shattuck the Royalties due under this Section
7.2 within [***] following its receipt of such invoice issued by Shattuck and the taxation documents specified in Section 7.3.
(g)    Exchange Rates. For the purpose of calculating Net Sales, Ono will convert any amount expressed in a foreign currency into JPY using its standard conversion methodology consistent with International Financial Reporting Standards. If any currency conversion will be required in connection with Royalties or other reimbursable amounts under this Agreement, such conversion will be calculated using whichever of the following exchange rates (TTS rates) for conversion of JPY into Dollars results in the higher payment to Shattuck: (i) the exchange rate posted by MUFG Bank, Ltd. or (ii) the corporate exchange rate provided by MUFG Bank, Ltd to Ono, in each case (i) and (ii), on the date on which Ono will make the applicable payment. For clarity, Royalties to be paid by Ono to Shattuck will be computed in JPY and will be converted to Dollars in accordance with this Section 7.2(g).
1.3Tax Matters
Any withholding or other taxes that a paying Party is required by law to pay or withhold from Royalties or other payments payable to a receiving Party under this Agreement will be deducted from the amount of such Royalties or other payments due, and promptly paid or remitted as appropriate, by the paying Party. Shattuck will provide to Ono any taxation documents and other forms, including taxation documents (Form 3 and Form 17) and the Residency Certificate of

Shattuck issued by the U.S. Internal Revenue Service, that may be reasonably necessary from time to time in order for Ono not to withhold tax or to withhold tax at a reduced rate under an applicable bilateral income tax treaty. Each Party will cooperate and otherwise take commercially reasonable efforts to obtain any exemptions for or refunds of such withholdings taxes and to minimize any such taxes or withholdings.
1.4Late Payments
Any payments that are not paid on or before the date such payments are due under this Agreement will bear interest from the due date until paid in full at a rate per annum equal to the lesser of (a) [***], as reported by THE WALL STREET JOURNAL, or (b) the highest rate of interest permitted by Applicable Law, and calculated on the number of days such payments are paid after the date such payments are due. Interest will not be compounded. With respect to any payments that are disputed in good faith, no interest will accrue until such dispute is resolved.
1.5Bank Account
All payments required to be made to Shattuck under this Agreement will be made in Dollars by bank wire transfer in immediately available funds to the account listed in Schedule C (or such other account as Shattuck will from time to time advise Ono in writing before such payment is due).
1.6Records
Shattuck and Ono will keep, and require its Affiliates and Sublicensees (in the case of Ono) to keep, complete and accurate books of accounts and records for the purpose of determining the amounts, including Research Funding, payable to Shattuck pursuant to this Agreement. Such books and records will be kept for such period of time required by Applicable Laws, but no less than [***] following the end of the Quarter to which they pertain. Such records will be subject to inspection in accordance with Section 7.7.
1.7Audits
At the request of either Shattuck or Ono (“Auditing Party”), and upon at least [***] prior written notice from Auditing Party, but not more than once per Calendar Year, the other Party (“Audited Party”) will permit an independent, reputable, certified public accountant of internationally recognized standing selected by Auditing Party and reasonably acceptable to Audited Party (“Auditor”), at Auditing Party’s sole cost and expense (except as provided in this Section 7.7) during normal business hours, at such place or places where such records are customarily kept, to audit or inspect those books or records required to be kept by Audited Party pursuant to Section 7.6. At Auditing Party’s request, and to the extent not previously reviewed, the Auditor will be entitled to audit the then-preceding [***] of Audited Party’s records solely for purposes of verifying the accuracy of the items contained in the Royalty Reports and Research Funding invoiced by Shattuck. Before beginning the audit, the Auditor will enter into a confidentiality agreement with both Parties containing terms substantially similar to those contained in Article 9. The Auditor will provide a written report to both Shattuck and Ono (at the same time) that will disclose only whether the Royalty payments or Research Funding invoiced by Shattuck were correct and the specific details concerning any discrepancies. The report will disclose no other information arising from such audit. Inspections conducted under this Section
7.7 will be at the expense of the Auditing Party, unless the audit report discloses that the Royalties payable by Ono or Research Funding invoiced by Shattuck for the audited period were more than [***] of the amount actually paid by Ono as Royalties payment or actual amount of Research Funding Ono owed for such period, in which case Audited Party will pay the reasonable costs and expenses charged by the Auditor. Within [***] following its receipt of the audit report, Ono will pay to Shattuck any underpayment discovered in such audit, together with interest accrued in accordance with Section 7.4. If the Auditor concludes that the Royalties paid or Research Funding invoiced by Shattuck were more than what was owed during the audited period, Ono may deduct the amount of such overpayment from Royalty payments or Research Funding Payments due to be paid to Shattuck in the next Quarter(s) under Article 7, or, if no Royalty payments or Research Funding Payments will be made by Ono for such next Quarter, Ono may invoice Shattuck for such overpayment, and Shattuck will pay such invoice within [***] from the date of its receipt of such invoice. The Auditing Party’s right to audit pursuant to this Section 7.7 will survive for [***] after the effective date of the expiration or termination of this Agreement.
ARTICLE 8 INTELLECTUAL PROPERTY
1.1Disclosure of Inventions
Each Party will, during the Research Term, promptly disclose to the other Party the making, conception or reduction to practice of any and all Product IP within [***] after such Party receives such disclosure from its director, officers, employees or others obligated to assign inventions to such Party or any Affiliate of such Party.
1.2Ownership of Intellectual Property
(a)In General. Except as otherwise expressly provided herein, as between the Parties, each Party will own and retain all right, title and interest in and to any and all (i) Know-How, Inventions, Patent Rights and other Intellectual Property rights Controlled by such Party or any of its Affiliates or its or their Sublicensees on the Effective Date, and (ii) Know-How, and other Inventions that are conceived, discovered, developed or otherwise made by or on behalf of such Party (other than by the other Party or its Affiliates) under or in connection with this Agreement, whether or not patented or patentable, and any and all Patent Rights and other Intellectual Property rights with respect thereto.
(b)Joint Inventions. As between the Parties, the Parties will each own an equal, undivided interest in any and all Joint Inventions. Each Party will have the right to Exploit the Joint Inventions, Joint Know-How and practice any Joint Patents without a duty of seeking consent of or accounting to the other Party; provided, however, that each Party may not grant licenses under its interest in Joint Inventions, Joint Know-How and Joint Patents to any Third Party to Research, Develop, Manufacture, Commercialize or otherwise Exploit any Competing Product without obtaining prior written consent of the other Party, provided, further, that during the License Term, Shattuck may not Exploit the Joint Inventions, Joint Know-How and practice or license any Joint Patents for Researching, Developing, Commercializing, Manufacturing and otherwise Exploiting Products within the Field in the Territory.
(c)U.S. Law. The determination of whether Inventions are conceived, discovered, developed or otherwise made by a Party for the purpose of allocating proprietary rights (including Patent Rights, copyright or other Intellectual Property rights) therein will, for purposes of this Agreement, be made in accordance with Applicable Law in the U.S. as such law exists as of the Effective Date, irrespective of where or when such conception, discovery, development or making occurs.
1.3Patent Prosecution and Patent Term Extension of Product Patent Rights
(a)Prosecuting Party. Each Party will have the first right and authority, but not the obligation, at its sole cost and expense as otherwise specified herein, and in its sole discretion, to Prosecute the Product Patent Rights which are Controlled (except by virtue of the licenses granted in this Agreement) by that Party, on a worldwide basis with patent counsel of its choice (such Party will be referred to as the “Prosecuting Party”). Beginning on the Effective Date, the Prosecuting Party will keep the other Party reasonably informed of all material matters with regard to Prosecution of the Product Patent Rights. The Prosecuting Party will have final authority over all decisions relating to Prosecution of Product Patent Rights which it Controls, but will consider any comments received from the other Party in good faith; provided, however, that, (i) both Parties will discuss in good faith filing strategy and timing with respect to any Product Patent Rights Covering Inventions made, conceived or first reduced to practice in the course of activities under the Nonclinical Workplan (“Research Term Product Patent Rights”), (ii) [***] will have a final decision-making right to such filing strategy of such Research Term Product Patent Rights in the event the Parties fail to reach agreement to such filing strategy, and (iii) [***] will be solely responsible for the costs and expenses, related to the Prosecution of such Research Term Product Patent Rights and will reimburse [***] reasonable costs and expenses, including lawyer fees, related to all Research Term Product Patent Rights. For clarity, [***] will be responsible for the costs and expenses required to Prosecute the Product Patent Rights Controlled by [***] as of the Effective Date, including the matters addressed in Schedule F.
(b)Abandonment. Beginning on the Effective Date, in the event either Party decides to abandon or allow to lapse, or otherwise determines not to Prosecute any of the Product Patent Rights which are Controlled by such Party in any country or region in the Territory (including the cancellation or abandonment of any claim(s) without retaining the right to pursue such subject matter in a separate application, or the failure to file or perfect the filing any claim(s) in any country or region), the first Party will provide reasonable prior written notice to the other Party of such intention (which notice will, to the extent possible, be given no later than [***] prior to the next deadline for any action that must be taken to avoid abandonment with respect to any such Patent Right) so as to provide the other Party a reasonable amount of time to meet any applicable deadline to establish or preserve such Product Patent Rights in such country or region. In such case, upon written notice to the first Party, the other Party will have the right to assume responsibility for continuing Prosecution of such Product Patent Rights in such country or region at the other Party’s sole expense. The other Party will not become an assignee of the first Party’s interest in such Product Patent Rights as a result of its assumption of such responsibility; provided, however, that in the event Shattuck abandons or allows to lapse, or otherwise does not Prosecute Product Patent Rights which include a Composition of Matter Claim(s) in such country or region and there is no valid Composition of Matter Claim of which Shattuck assumes responsibility for continuing Prosecution in such country or region, Royalties with respect to such country or region will be reduced by [***] in accordance with Section 7.2(b). Upon transfer of the first Party’s responsibility for Prosecuting such Product Patent Rights, the first Party will promptly deliver to the other Party copies of all necessary files related to such Product Patent Rights with respect to which responsibility has been transferred and will take all actions and execute all documents reasonably necessary for the other Party to assume such Prosecution.
(c)Joint Patents. The rights and responsibility for Prosecution of Patent Rights Covering Joint Inventions (“Joint Patents”) will be determined in good faith by the Parties at the time such Joint Invention is developed.
(d)Cooperation in Prosecution. Each Party will provide the other Party all reasonable assistance and cooperation in the Prosecution efforts provided above in this Section 8.3, including providing any necessary powers of attorney and executing any other required documents or instruments for such Prosecution, as well as the further actions as set forth below.
(e)Patent Term Extension. The Parties will each cooperate with one another and will use Commercially Reasonable Efforts to obtain Patent Term Extensions in any country and region with respect to the Patent Rights covering a Product. Each Party will Prosecute Patent Term Extensions with respect to such Patent Rights which it Controls and [***] will Prosecute Patent Term Extensions with respect to Joint Patents and Patent Rights which [***] Controls. [***] will have the final decision-making rights to elect to seek Patent Term Extensions in any country and region with respect to Product Patent Rights and Joint Patents after considering [***] reasonable requests and suggestions with respect to such election. [***] will promptly deliver to [***] copies of all documents necessary for Patent Term Extensions which [***] Prosecutes.
1.4Enforcement of Patent Rights
(a)    Notification of Infringement. In the event that either Shattuck or Ono becomes aware that a Third Party is, or may be, infringing any Product Patent Rights, including submission by any Third Party of an application under

Subsection (k) of Section 351 of the PHSA, with respect to a product the manufacture, use, offer for sale, sale or import of which infringes any Product Patent Rights (an “Infringement”), that Party will promptly notify the other Party in writing to that effect (each, an “Infringement Notice”). Any Infringement Notice will include all relevant details, facts and circumstances related to such alleged or threatened Infringement that are known to the reporting Party. In the event the Infringement involves such Third Party’s application under Subsection
(k) of Section 351 of the PHSA, the Parties will act in accordance with Section
8.5. Notwithstanding the foregoing, nothing in this Section 8.4(a) will require Shattuck or Ono to violate any agreements with or confidentiality obligations owed to any Third Party.
(b)    Product Patent Rights. As between the Parties, during the License Term, [***] will have the first right, but not the obligation, to determine the appropriate course of action to enforce the Product Patent Rights or otherwise abate the Infringement thereof, to take (or refrain from taking) appropriate action to enforce the Product Patent Rights, to control any litigation or other enforcement action and to enter into or permit the settlement of any such litigation or other enforcement action with respect to Product Patent Rights. [***] will in good faith consider the interests of [***] in conducting the foregoing activities. [***] will prosecute such action at its own expense and by counsel of its own choice. [***] will render, at [***] expense, all reasonable assistance as requested by [***] in connection with any such action initiated, conducted or prosecuted by [***] , including [***] right to join [***] as plaintiff as necessary for [***] to bring and conduct such action or proceeding and, in case of joining, [***] agrees to give [***] reasonable assistance and authority to file and to prosecute the same. [***] will have the right, at [***] expense, to be represented in any such action by counsel of its own choice, provided that [***] will at all times retain control of such action or proceeding, and [***] and its counsel will reasonably cooperate with [***] and its counsel, if applicable, in strategizing, preparing and presenting any such action or proceeding. If [***] fails to bring an action or proceeding with respect to infringement of any Product Patent Rights as set forth in this Section 8.4(b) within the sooner to occur of (i) [***] following Infringement Notice or (ii) [***] before the time limit, if any, set forth in Applicable Laws for the filing of such actions, [***] will have the right, but not the obligation (i.e., it has the right to indulge such infringement) to bring and control any such action at its own expense and using counsel of its own choice. Upon [***] request, [***] will, at [***] expense, timely join as party-plaintiff in any such litigation and reasonably cooperate with [***] in connection with such infringement action and have the right, at [***] expense, to be represented in any such action by counsel of its own choice, including timely filing such action in [***] name if required. Except as otherwise agreed to by the Parties as part of a cost-sharing arrangement, any recovery or damages realized as a result of such action or proceeding, whether by way of settlement or otherwise, will be used first to reimburse the Parties’ documented out-of-pocket costs and expenses relating to the action or proceeding, and, with respect to any remaining damages relating to the Product (including lost sales or lost profits with respect to the Product), regardless of the Party bringing suit, such remaining damages will be retained by [***] and deemed Net Sales subject to applicable Milestone Payments set forth in Section 7.1(c) and Royalties payable under Sections 7.2.
(c)    Joint Patents. The rights and responsibility for determining the appropriate course of action to enforce any Joint Patent which does not constitute Product Patent Rights (“Non-Product Specific Joint Patent”) or otherwise abate the Infringement thereof, to take (or refrain from taking) appropriate action to enforce any Non-Product Specific Joint Patent, and to control any litigation or other enforcement action will be determined in good faith by the Parties on a case-by-case basis at the time of such Infringement. The non-controlling Party will reasonably cooperate with the controlling Party in joining as party-plaintiff in any such litigation and provide reasonable assistance as requested by the controlling Party in connection with any such action initiated, conducted or prosecuted by the controlling Party and have the right to be represented in any such action by counsel of its own choice at its own expense. Unless otherwise agreed to by the Parties in writing, all costs and expenses related to such action or proceeding will be shared equally by the Parties. Unless otherwise agreed to by the Parties in writing, all monies recovered upon the final judgment or settlement of any such suit to enforce any such Non-Product Specific Joint Patent will be allocated to compensate each Party for their costs and expenses relating to the action or proceeding, and any remaining amounts will be equally distributed between the Parties.
(d)    Settlement. Neither Party will enter into any settlement or compromise of any action under this Section 8.4 which would in any manner alter, diminish, or be in derogation of the other Party’s rights, including rendering a claim in a Product Patent Right or Non-Product Specific Joint Patent to be invalid or unenforceable under this Agreement without the prior written consent of such other Party, which will not be unreasonably withheld, delayed or conditioned.
1.5Response to Biosimilar Applicants
(a)    Notice. In the event that either Party (i) receives a copy of an application submitted to the FDA under Subsection (k) of Section 351 of the PHSA (a “Biosimilar Application”) for which a Product is a “reference product,” whether or not such notice or copy is provided under any Applicable Law (including under the BPCIA, the United States Patient Protection and Affordable Care Act or implementing FDA regulations and guidance) applicable to the approval or manufacture of any biosimilar or interchangeable biological product (a “Proposed Biosimilar Product”) in the U.S. or (ii) otherwise becomes aware that such a Biosimilar Application has been filed (such as in an instance described in Section 351(l)(9)(C) of the PHSA) in the U.S., then such Party will promptly provide the other Party with written notice thereof. The terms “reference product” and “biosimilar or interchangeable biological product” will have the respective meanings given to those terms in the BPCIA.

(b)    Access to Confidential Information. Upon written request from [***] and to the extent permitted by Applicable Law, [***] will provide [***] with confidential access to the Biosimilar Application in the U.S. and such other information that describes the process used to manufacture the Proposed Biosimilar Product, in each case, to the extent provided to [***] by the Third Party that submitted the Biosimilar Application (the “Applicant”); provided, however, that prior to receiving the Biosimilar Application and such confidential information, [***] will provide notice to [***] and the Applicant confirming its agreement to be subject to the confidentiality provisions in Section 351(l)(1)(B)(iii) of the PHSA.
1.6Product Branding
As between the Parties, [***] will select and own trademark registrations (to the extent applicable) for all generic names, brand names, logos, trade names and domain names for, or associated with, each Product in the Territory; provided that [***] will not select generic names, brand names, logos, trade names or domain names that are similar to, or confusingly similar to, [***] trademarks (including “Shattuck” and “ARC”) without [***] prior written consent and Shattuck will not select nor register any brand names, logos, trade names or domain names that are the same as, or confusingly similar to, any those selected by [***] for each Product for use with any products of [***]. If requested by [***], the Parties will discuss in good faith the inclusion of a [***] trademark on or in the packaging or labeling of Products. [***] will control the preparation, prosecution and maintenance of trademark applications related to all such generic names, brand names, logos, trade names and domain names in the Territory, at its sole cost and expense and at its sole discretion. As between the Parties, all of the costs, expenses and legal fees in bringing, maintaining and prosecuting any action to maintain, protect or defend any trademark owned by [***] or its Affiliate or Sublicensee hereunder, and any damages or other recovery, will be [***] sole responsibility, and will be taken in its sole discretion.
ARTICLE 9 CONFIDENTIALITY
1.1Confidential Information
Each Party agrees that, during the Term of this Agreement and for a period of [***] thereafter, or with respect to Confidential Information which is a Trade Secret, for so long as such information is maintained by the disclosing Party as a trade secret, a Party (the “Receiving Party”) receiving Confidential Information of the other Party (“Disclosing Party”) (or that has received any such Confidential Information from the other Party prior to the Effective Date under the Confidential Disclosure Agreement [***] between Shattuck and Ono (collectively as the “Prior CDA”)) will
(a) maintain in confidence such Confidential Information using not less than the efforts such Receiving Party uses to maintain in confidence its own proprietary industrial information of similar kind and value, but in no event less than a reasonable degree of efforts, (b) not disclose such Confidential Information to any Third Party without the prior written consent of the Disclosing Party, except for disclosures expressly permitted in Section 9.2, and (c) not use such Confidential Information for any purpose except to perform its obligations or exercise its rights under this Agreement.

1.2Authorized Disclosures of Confidential Information
(a)    The provisions of Section 9.1 will not preclude the Receiving Party from disclosing Confidential Information of the Disclosing Party to the extent (and only to the extent) such disclosure is reasonably necessary in the following instances:
(i)to the extent disclosure of such Confidential Information is reasonably necessary to Prosecute Product Patent Rights and Non-Product Specific Joint Patents, or to file, prosecute or defend litigation relating to Product Patent Rights and Non-Product Specific Joint Patents;
(ii)disclosure to the Regulatory Authorities or other Governmental Entities to the extent that such disclosure is reasonably necessary to obtain Regulatory Approvals, including but not limited to, authorizations to conduct the Clinical Trials with, and to commercially market the Product;
(iii)disclosure to the Receiving Party’s Affiliates and Receiving Party’s or its Affiliates’ respective directors, officers, employees, agents, consultants, attorneys, accountants and potential or actual Sublicensees and Permitted Subcontractors, Permitted Third Party Service Providers or clinical investigators, who need to know the Confidential Information to enable the Receiving Party to exercise its rights or to carry out its obligations under this Agreement (provided that such disclosure will be made only to persons who are bound by confidentiality obligations as least as stringent as those described in this Article 9; provided further that, regarding consultants, Permitted Subcontractors, Permitted Third Party Service Providers and clinical investigators, the duration of their confidentiality and non-use obligation specified in the agreements between them and the Receiving Party may be less than the duration for confidentiality and non- use obligation in this Agreement so long as such agreements specify a duration for confidentiality and non-use obligation at least [***] from the expiration or termination of such agreements;
(iv)disclosure by Shattuck to Third Parties of Intellectual Property rights developed under this Agreement and that solely relate to Shattuck’s background technology generally (provided that such disclosure will be made only to persons who are bound by confidentiality obligations as least as stringent as those described in this Article 9);
(v)if required to be disclosed by Applicable Law or court order or arbitral tribunal order, provided that (a) notice is promptly delivered to the Disclosing Party to the extent practicable, in order to provide the Disclosing Party with an opportunity to challenge or limit the disclosure obligations, (b) the Receiving Party only discloses minimum Confidential Information of the Disclosing Party required to be disclosed in order to comply and (c) the Receiving Party uses reasonable endeavors to assist the

Disclosing Party to secure confidential treatment of the Confidential Information to be disclosed; or
(vi)disclosures expressly permitted by this Agreement.
1.3Press Release and Public Statement
(a)    Following execution of this Agreement, the Parties may issue a press release announcing the existence of this Agreement, and the content and timing of such press release will be subject to the written approval of both Parties. Subject to Section 9.3(b), (c) and (d), each Party agrees not to issue any other press release or other public statement disclosing additional information with respect to this Agreement, or use the name or trademark of the other Party or any of its directors, officers and employees, in either case, without the prior written consent of the other Party. Each Party will be entitled to include the name, logo and picture of the other Party within a list of collaborators with consent of the other Party. Once a Party obtains such consent from the other Party, such Party may use the name, logo and picture of such other Party in a Party’s annual report, company brochure or website and so on, and such Party may continue to use them in the same during the Term.
(b)    After the initial press release under Section 9.3(a), in the event that either Party desires to issue a press release or other public statement relating to this Agreement, the Parties will discuss in good faith and agree upon the contents and timing of such press release or public statement; provided, however, that a Party may, once a press release or other public statement has been made by a Party in accordance with this Agreement, make subsequent public disclosure of any of the information contained in such press release or other public statement, without the approval of the other Party. Notwithstanding the foregoing, after the License Effective Date, Ono may, upon prior written notice to Shattuck, issue a press release or make a public statement relating to Ono’s Research, Development, Manufacture, Commercialization or other Exploitation of the Products in accordance with this Agreement, provided that such press release or public statement does not disclose any Confidential Information of Shattuck. Ono will provide Shattuck with the draft of such press release or public statement reasonably in advance of such press release or public statement for Shattuck’s review. Shattuck will have the right to propose modifications to such press release or public statement for patent reasons or Trade Secret reasons, and Ono will remove all Confidential Information of Shattuck if requested by Shattuck. Either Party may issue a full translation of a press release or public statement to be issued by the other Party.

(c)    Notwithstanding Section 9.3(b), each Party may issue such press release or make such a public statement without obtaining the prior written consent from or prior written notice to the other Party if, in the reasonable judgment of the first Party, such press release or public statement without obtaining the other Party’s consent or prior notice to the other Party is required by Applicable Laws, provided that the first Party will immediately notify the other Party of its intention to make a press release or public statement when it becomes aware of the necessity of such disclosure under Applicable Laws and provide the other Party with a copy of such press release or other public statement no later than when it is issued or released.
(d)    Without limiting the generality of Section 9.3(a), if either Party proposes to file with the SEC or the securities regulators of any state or other jurisdiction a registration statement or any other disclosure document that describes or refers to the terms and conditions of this Agreement under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or any other applicable securities law, such Party will notify the other Party of such intention and will provide such other Party with a copy of relevant portions of the proposed filing within a reasonable time (but at least [***]) prior to such filing (and any material revisions to such portions of the proposed filing within a reasonable time (but at least [***]) prior to the filing thereof), including any exhibits thereto disclosing terms or conditions of this Agreement, and will use reasonable and diligent efforts to obtain confidential treatment of the terms and conditions of this Agreement that such other Party requests be kept confidential, and will only disclose such terms and conditions of this Agreement that it is advised by counsel are legally required to be disclosed. No such notice will be required under this Section 9.3(d) if the description of or reference to this Agreement contained in the proposed filing has been included in any previous filing made by the other Party hereunder or otherwise approved by the other Party.
1.4Certain Authorized Disclosure of Terms and Conditions of This Agreement
(a)    A Party may disclose this Agreement and the terms hereof to its existing directors, officers, employees, and Affiliates, provided that such Persons agree to be bound by written confidentiality agreements at least as restrictive as those set forth in this Article 9, and the Party who makes such disclosure to them will be responsible for the breach of such confidentiality obligation by them.
(b)    Ono may disclose this Agreement and the terms hereof to potential or actual Sublicensees and Permitted Third Party Service Providers.
(c)Subject to compliance with the terms and procedures set forth in this Section 9.4(c), a Party may disclose this Agreement and the terms hereof to bona fide prospective investors, grant-making institutions, merger partners, strategic partners or acquirers and their respective professional advisors (collectively, “Prospective Investors”) in connection with the negotiation, entry into and/or performance of a business transaction between such parties, including the conduct of due diligence involved in such transaction, provided that in each case such Prospective Investors agree to be bound by (i) written confidentiality agreements at least as restrictive as those set forth in this Article 9, or (ii) with respect to attorneys, applicable ethical obligations. With respect to Prospective Investors that are engaged in due diligence prior to such Prospective Investors reaching mutual agreement with the disclosing Party on all material terms of a transaction in a term sheet or letter of intent, the disclosing Party may disclose to the Prospective Investor a redacted version of this Agreement, which the Parties will agree to in good faith within [***] following the Effective Date; provided that such redacted version of this Agreement will not divulge or otherwise make available: (x) the identity of the non-disclosing Party or any of its Affiliates or (y) any of the specific financial terms hereof, except, in each case, to the extent such information has been previously publicly disclosed or the non-disclosing Party consents in writing to such disclosure. With respect to Prospective Investors that are reaching mutual agreement with the disclosing Party on all material terms of a transaction in a term sheet or letter of intent and involved in final due diligence at a status in the negotiations at which the disclosing Party reasonably believes, acting in good faith, that the signing of a definitive agreement governing the transaction is reasonably likely to occur within [***] of such disclosure, the disclosing Party may disclose an unredacted version of this Agreement to such Prospective Investor.
1.5Publications and Presentations
The Parties acknowledge that while scientific publications and presentations regarding results of Research, Development and Exploitation of Products by a Party is beneficial to both Parties, such scientific publications and presentations must be strictly monitored to prevent any adverse effect from premature publication or dissemination of results of the activities hereunder. Each Party agrees that, except as required by Applicable Law, it will not publish or present, or permit to be published or presented, the Confidential Information of the other Party, without the prior written approval of the other Party. Subject to the foregoing, each Party will provide the other Party with the opportunity to review each of the submitting Party’s proposed abstracts, manuscripts or presentations (including information to be presented verbally) that relate to the subject Confidential Information at least [***] prior to its intended presentation or submission for publication, and such submitting Party agrees, upon written request from the other Party given within such [***] period, not to submit such abstract or manuscript for publication or to make such presentation until the other Party is given up to [***] (or such other period as the Parties may mutually agree) from the date of such written request to seek appropriate patent protection for any unpatented technology disclosed in such publication or presentation that it reasonably believes may be patentable. The publishing Party will take into account the reasonable comments or changes proposed by the other Party on any publication or presentation. Once such abstracts, manuscripts or presentations have been reviewed and, where applicable, approved by each Party, the same abstracts, manuscripts or presentations do not have to be provided again to the other Party for review for a later submission for publication. Each Party also will have the right to require that any of its Confidential Information that is disclosed in any such proposed publication or presentation be deleted prior to such publication or presentation. In any permitted publication or presentation by a Party, the other Party’s contribution will be duly recognized, and co-authorship will be determined in accordance with customary industry standards. Notwithstanding the foregoing, during the Research Term, neither Party will publish nor present, nor permit to be published or presented, results of the Nonclinical Workplan, including the Product IP.

1.6Injunction
The Receiving Party hereby agrees that the unauthorized disclosure of the Confidential Information by the Receiving Party may cause irreparable harm to the Disclosing Party, and that any breach hereof by the Receiving Party may entitle the Disclosing Party to injunctive or equitable relief, in addition to any other legal remedies available to any of them, in any competent jurisdiction.
1.7Integration
As to the subject matter of this Agreement, this Article 9 supersedes the Prior CDA. Any confidential information of a Party disclosed under the Prior CDA will be treated as Confidential Information of such Party hereunder, subject to the terms of this Article 9.
ARTICLE 10
TERM AND TERMINATION
1.1Term
The term of this Agreement commences on the Effective Date and, unless earlier terminated pursuant to the provisions of this Article 10, will expire on the last day of the Research Term; provided, however, that if Ono exercises the Exclusive Option provided the License Conditions are timely fulfilled in accordance with Section 2.5(c), then the term will continue until the expiration of the License Term on any Product-by-Product and country-by-county basis (collectively, the “Term”). After the expiration of this Agreement on any Product-by-Product and country-by-country basis, in the Territory, the licenses granted under Article 4 hereof will become a fully paid-up, non-exclusive, perpetual, irrevocable license, with the right to grant and authorize sublicenses without restriction, with respect to such Product in the Field in such country.

1.2Termination
This Agreement may be terminated on a Product-by-Product and country-by-country basis or in its entirety prior to the expiration of the Term by either Party in the event of (a), (b) or (c) below, by Shattuck in the event of (d) below, or by Ono in the event of (e) below:
(a)an unremedied material breach by the other Party or the other Party’s Affiliates, in accordance with the provisions of Section 10.3;
(b)a mutual written agreement between the Parties;
(c)upon the bankruptcy or insolvency of, or the filing of an action to commence insolvency proceedings against, the other Party, or the making or seeking to make or arrange an assignment for the benefit of creditors of the other Party, or the initiation of proceedings in voluntary or involuntary bankruptcy, or the appointment of a receiver or trustee of the other Party’s property, in each case that is not discharged within [***];
(d)after the License Effective Date, if Shattuck provides [***] prior written notice to Ono of its decision to terminate this Agreement in its entirety when Ono does not provide Shattuck Ono Decision Notice within the specified period set forth in Section 5.2(a); or
(e)at any time, if Ono provides [***] prior written notice to Shattuck of its decision to terminate this Agreement in its entirety.
1.3Termination for Breach
(a)Upon a material breach of a representation, warranty, or a material obligation of this Agreement by a Party or its Affiliates (in such capacity, the “Breaching Party”), the other Party (in such capacity, the “Non-Breaching Party”) may provide written notice (a “Breach Notice”) to the Breaching Party specifying the material breach in sufficient detail to put the Breaching Party on notice and clearly state the Non-Breaching Party’s intent to terminate this Agreement if such material breach is not cured.
(b)If the Breaching Party fails to cure such material breach during the [***] period following the date on which the Non-Breaching Party receives the Breach Notice, then this Agreement will terminate on a Product-by-Product and country-by- country basis. In the case a Party who is asserted to have breached a material obligation hereunder, objects to such material breach and initiates dispute resolution pursuant to Section 13.4, whereupon the [***] cure period will be tolled until the dispute is resolved. With respect to Ono’s material payment obligations, including payment for the License Fee under Section 2.5(c), the [***] cure period is replaced to [***], provided, however, that in any event if the License Fee is not paid within [***] following Ono’s receipt of the invoice for the License Fee and the relevant taxation documents required in Section 7.3, Shattuck will have the right to terminate this Agreement and such [***] will not be tolled for dispute resolution. In the case that (i) the material breach in question takes place with respect only to a certain country within the Territory or a certain Product and (ii) such material breach does not jeopardize or adversely affect Non- Breaching Party’s rights and benefits in and to other country(ies) and other Product, Non-Breaching Party’s right to terminate this Agreement will be limited to such Product in such country.
1.4License Survival upon Insolvency
All licenses (and to the extent applicable, rights) granted under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of Section 365(n) of 11 U.S.C. Section 101, et. seq. (“Bankruptcy Code”), licenses of rights to “intellectual property” as defined under the Paragraph 101(35A) of the U.S. Bankruptcy Code. The Parties agree that the non-bankrupt Party will retain and may fully exercise all of its rights and elections under Applicable Law. The Parties further agree that, in the event of the commencement of a bankruptcy proceeding by or against a bankrupt Party, the other Party will be entitled to a complete duplicate of (or complete access to, as appropriate) any Intellectual Property Controlled by the bankrupt Party which at that date is known to be useful or necessary for the Research, Development, Manufacture, Commercialization or other Exploitation of Products throughout the Territory and all embodiments of such Intellectual Property; and the same, if not already in the other Party’s possession, will be promptly delivered to the other Party (a) upon any such commencement of a bankruptcy proceeding, upon the other Party’s written request therefor, unless the bankrupt Party (or trustee on behalf of the bankrupt Party) elects within [***] to continue to perform all of its obligations under this Agreement or, (b) if not delivered under Section 10.4 above, upon rejection of this Agreement by or on behalf of the bankrupt Party, upon written request therefor by the other Party.
1.5Consequences of Termination by Shattuck under Section 10.2(a), (c), or (d) or by Ono under Section10.2(e), or Termination by either Party under Section 10.2(b)
(a)If this Agreement is terminated by Shattuck under Section 10.2(a), (c), or (d), or by Ono under Section 10.2(e), or terminated by either Party under Section 10.2(b), then without limiting any other rights of the Parties, on a country-by country and Product-by-Product basis or in its entirety, as applicable:
(i)the rights and privileges granted to Ono under Articles 2, 3, 4, and 8 and Sections 5.1 and 5.2, including the Exclusive Option and the license rights described in Article 4, will immediately terminate as of the effective date of the termination with respect to a terminated Product in a terminated country or in its entirety;
(ii)when this Agreement is terminated entirely, Ono will promptly return or destroy all Confidential Information and Proprietary Materials of Shattuck; provided, however, that Ono may retain, subject to Article 9, (a) one (1) copy of the Confidential Information of Shattuck in its archives solely for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder, (b) any Confidential

Information of Shattuck contained in its laboratory notebooks or databases and (c) any computer records or files containing such Confidential Information that have been created solely by its automatic archiving and back-up procedures, to the extent created and retained in a manner consistent with its standard archiving and back-up procedures, but not for any other uses or purposes;
(iii)when this Agreement is terminated entirely, upon such termination in case of termination by Shattuck under Section 10.2(a), (c), or (d), or upon the provision of a termination notice by Ono in the case of termination by Ono under Sections 10.2(e), or termination under Section 10.2(b), the Parties will, at Shattuck’s option and to the extent permitted by Applicable Law, either wind-down any ongoing Clinical Trials relating to the Products or transition responsibility for such ongoing Clinical Trials to Shattuck, each in an orderly fashion (which will include transferring to Shattuck all Product Manufactured for clinical supply at (i) Ono’s cost of manufacturing for such Product or (ii) actual price paid by Ono to its Third Party manufacturer for such supply, as applicable) and with due regard for patient safety and the rights of any patients that are participants in such Clinical Trials, and each Party will take all actions it deems reasonably necessary or appropriate to avoid any human health or safety problems, in compliance with all Applicable Laws in a timely manner, and all costs and expenses incurred from the effective date of the termination notice during the period within which activities are being transitioned or wound down will be borne by Ono;

(iv)if the termination of this Agreement for an entire Product on a worldwide basis occurs after the first Commercial Sale of the applicable Product, Ono will, upon Shattuck’s written request, transfer to Shattuck any inventory of the Product owned or controlled by Ono or its Affiliates as of the termination date at (i) Ono’s cost of manufacturing for such Product or (ii) the actual price paid by Ono to its Third Party manufacturer for such supply, as applicable. If Shattuck does not require Ono to transfer such inventory, Ono will have the right to continue to sell such Product in the Territory for [***] from the termination date of this Agreement;

(v)Ono and its Affiliates will, to the extent permitted by Applicable Law and only with respect to the terminated Product and terminated country(ies), promptly (a) transfer and assign to Shattuck or its designee any and all Regulatory Filings (including Regulatory Approvals) and all trademarks solely related to the Products, and (b) provide to Shattuck the Technical Transfer Materials. To the extent required to enable Shattuck to Research, Develop, Manufacture, Commercialize and otherwise Exploit the Products, Ono will, at Shattuck’s cost for any reasonable and verifiable time (at a mutually agreeable rate) and expense, provide such technical assistance as Shattuck may reasonably request for [***] from the effective date of termination;

(vi)Shattuck will have a fully paid up, non-exclusive, royalty free, irrevocable, sublicensable right and license to all of Ono’s interest in any and all Product Know-How and Product Patent Rights in the terminated Territory for the purpose of Researching, Developing, Manufacturing, Commercializing and otherwise Exploiting Products. If Shattuck desires to have an exclusive license to any of Ono’s interest in any Product Know- How or Product Patent Rights, the Parties will negotiate the terms of such license in good faith. Shattuck will solely control Prosecution and enforcement of all Product Patent Rights, and the Parties will work together in good faith to transfer responsibility for and control of all Prosecution and enforcement activities related to Product Patent Rights to Shattuck, taking into account upcoming deadlines within such Prosecution or enforcement activities. Upon transfer of Ono’s responsibility for Prosecuting such Product Patent Rights, Ono will promptly deliver to Shattuck copies of all necessary files related to such Product Patent Rights with respect to which responsibility has been transferred and will take all actions and execute all documents reasonably necessary for Shattuck to assume such Prosecution;
(vii)the Parties will negotiate in good faith the terms of a non-exclusive, worldwide, royalty-bearing, sublicensable license under any Intellectual Property Controlled by Ono or its Affiliates (which is not included in the Product Know-How or Product Patent Rights) that is necessary or useful for the Research, Development, Manufacture, Commercialization or other Exploitation of the Products but not solely related to the Products and utilized by Ono with respect to the Research, Development, Manufacture, Commercialization, and Exploitation activities related to the Products prior to termination of this Agreement, in each case for the limited purpose of Researching, Developing, Manufacturing, Commercializing and otherwise Exploiting Products.
(b)    If, during the Research Term, Shattuck terminates this Agreement pursuant to Section 10.2(a), the Parties terminate this Agreement pursuant to Section 10.2(b), or Ono terminates this Agreement pursuant to Section 10.2(e), (i) Ono will pay Shattuck for all FTE Costs and Non-Labor Costs incurred by Shattuck up to the effective date of termination and non-cancelable Non-Labor Costs incurred by Shattuck outstanding as of the effective date of termination, and
(ii) Shattuck will refund the unexpended FTE Costs to Ono.
(c)    Notwithstanding the foregoing or anything in this Agreement to the contrary, unless Shattuck specifies in writing to the contrary, no such termination of this Agreement will be construed as a termination of any valid sublicense to any Sublicensee, and thereafter each such Sublicensee will be considered a direct licensee of Shattuck, provided that such Sublicensee is then in full compliance with all terms and conditions of its sublicense and such Sublicensee agrees no later than [***] after the effective date of such termination to assume all obligations of Ono under this Agreement and the sublicense with such

Sublicensee related only to a sublicense under the rights granted under this Agreement and not to any other products, programs or activities of Ono.
1.6Consequences of Termination by Ono under Section 10.2(a) or (c)
(a)    If this Agreement is terminated by Ono under Section 10.2(a) or (c), then without limiting any other rights of Ono, on a country-by country and Product-by- Product basis or in its entirety, as applicable:
(i)the rights and privileges granted to Shattuck under Articles 2, 3 and 8 will immediately terminate as of the effective date of the termination;
(ii)the license granted by Shattuck to Ono and its Affiliates pursuant to Section 4.1 will survive, subject to Ono’s continued payment of all Milestone Payments, Royalties and other payments under and in accordance with this Agreement with respect to each Product, provided that, in the event that this Agreement is terminated by Ono under Section 10.2(a) or (c), Ono will only be obligated to pay to Shattuck [***] of each Milestone Payment and Royalty payment otherwise due from and after the date of termination. For clarity, this reduction is not the sole remedy under this Agreement and all other remedies will remain available to Ono; and
(iii)when this Agreement is terminated entirely, Shattuck will promptly return or destroy all Confidential Information and Proprietary Materials of Ono, provided that Shattuck may retain, subject to Article 9 hereof, (a) one (1) copy of the Confidential Information of Ono in its archives for the purpose of establishing the contents thereof and ensuring compliance with its obligations hereunder, (b) any Confidential Information of Ono contained in its laboratory notebooks or databases, and (c) any computer records or files containing such Confidential Information that have been created solely by its automatic archiving and back-up procedures, to the extent created and maintained in a manner consistent with its standard archiving and back-up procedures, but not for any other uses or purposes.
(iv)Notwithstanding the foregoing and subject to Article 9 hereof, Ono may retain and use Shattuck’s Confidential Information and Proprietary Materials for the limited purpose of Researching, Developing, Manufacturing, Commercializing and otherwise Exploiting Products in connection with the exercise of its rights set forth in Section 10.6(a)(ii).
1.7Survival
Expiration or termination of this Agreement will not relieve the Parties of any rights or obligations accruing prior to such expiration or termination. In addition, upon expiration or termination of this Agreement, all rights and obligations of the Parties under this Agreement will terminate, except those described in the following Articles and Sections: Articles 1, 7, 8 (to the extent intended to survive the expiration or termination by its nature), 9, 10, 12, and 13 and Sections 2.4(f) and 11.5.

ARTICLE 11 REPRESENTATIONS AND WARRANTIES
1.1Mutual Representations and Warranties
(a)    Each Party represents and warrants to the other, as of the Effective Date, and covenants (as applicable), that:
(i)it is duly incorporated and organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has full corporate power and authority and the legal right to own and operate its property and assets and to carry on its business as it is now being conducted and as contemplated in this Agreement, including the right to grant the licenses granted by it hereunder;
(ii)it has full right, corporate power and authority to enter into this Agreement and to perform its obligations under this Agreement;
(iii)this Agreement has been duly executed and delivered by such Party and constitutes a legal, valid and binding obligation of such Party, enforceable in accordance with the terms hereof;
(iv)the execution, delivery and performance of this Agreement by such Party has been duly authorized by all necessary corporate action of such Party and does not: (a) violate any Applicable Law; nor (b) conflict with or constitute a default under any agreement, instrument or understanding, oral or written, to which it or any of its Affiliates is a party or by which it or such Affiliates may be bound; nor (c) conflict with or violate such Party’s corporate charter and bylaws;
(v)no consents, approvals or authorizations under Applicable Law or from Third Parties (including Governmental Entities) (except for any Intellectual Property rights, INDs, Regulatory Approvals, Manufacturing- related approvals or similar approvals necessary for Manufacture or having Manufactured in the Field for the Territory, or Research, Development, Commercialization or other Exploitation in the Field in the Territory, of Development Compound and the Product as set forth herein) are required to be obtained in connection with the execution, delivery and performance of this Agreement;
(vi)Neither Party nor any of its Affiliates has been debarred or is subject to debarment and, neither Party nor any of its Affiliates is aware of any Person involved in the Research or Development of the Development Compound or Product that has been debarred pursuant to Section 306 of the FDCA, as amended, or any comparable law in any country, or that is the subject of a conviction described in such section or any comparable law in any country; and

(vii)each Party’s (and each Party’s Affiliates’) employees, directors and officers have assigned, or will assign, to such Party all of their right, title, and interest in any Intellectual Property arising from the performance of obligations under this Agreement.
1.2Additional Representations and Warranties of Shattuck
(a)    Shattuck hereby represents and warrants to Ono, as of the Effective Date and covenants (as applicable) that:
(i)Shattuck has the rights and authority to grant all rights and licenses it purports to grant to Ono under this Agreement;
(ii)Product IP Controlled by Shattuck as of the Effective Date is free and clear of any liens, charges and encumbrances;
(iii)there are no agreements, instruments or understandings, whether written or oral, by and between Shattuck and any Third Party under which Shattuck has been assigned the ownership or obtains a license or right from such Third Party constituting the Product IP (the “Upstream Agreement” in the context of this Section) as of the Effective Date, and should the Upstream Agreement exists as of the Effective Date, Shattuck will be responsible for any royalty payments and other payments under such Upstream Agreement and Ono will not be responsible for any royalty payments and other payments under such Upstream Agreement;
(iv)Shattuck has disclosed to Ono all material scientific and technical information known to Shattuck relating to the data and information of the Development Compounds and the Products and other information which Shattuck reasonably considers necessary for Ono to file an IND with the Regulatory Authority. All data, information and materials provided or disclosed to Ono by Shattuck prior to the Effective Date relating to Product IP accurately represent the raw data, information and materials;
(v)Schedule E is a complete and accurate listing of all Patent Rights Controlled by Shattuck Covering Development Compounds as of the Effective Date that Shattuck reasonably believes are necessary or useful to Research, Develop, Manufacture, Commercialize or otherwise Exploit the Products in the Field in the Territory;
(vi)there is no pending or, to the best knowledge of Shattuck, threatened Action that alleges that the Product IP is invalid or unenforceable or that, if adversely determined, would have a material effect on the ability of Shattuck to fulfill its obligations pursuant to the terms of this Agreement; Ono’s and its Affiliates’ Research, Development, Manufacturing, Commercialization or other Exploitation of Development Compounds and Products will not, to the best knowledge of Shattuck, misappropriate or infringe any Intellectual Property rights of any Third Party;

(vii)to the best knowledge of Shattuck, Shattuck has not misappropriated any Intellectual Property of a Third Party in connection with development the Development Compounds;
(viii)to the best knowledge of Shattuck, there are no activities by Third Parties anywhere in the Territory that would constitute misappropriation or infringement of Product IP;
(ix)to the best knowledge of Shattuck, Shattuck has complied in all material respects with all Applicable Law with respect to the Prosecution of the Product Patent Rights owned by Shattuck or otherwise of which Shattuck has control of such Prosecution;
(x)Shattuck has paid all maintenance and annuity fees with respect to the Product Patent Rights owned by Shattuck or otherwise of which Shattuck has control of such filing Prosecution and Shattuck will continue to pay all maintenance and annuity fees with respect to the Product Patent Rights owned by Shattuck or otherwise of which Shattuck has control of such filing Prosecution during the Research Term;
(xi)to the best knowledge of Shattuck, no dispute regarding inventorship has been alleged or threatened with respect to the Product Patent Rights owned by Shattuck or otherwise of which Shattuck has control of such filing Prosecution.
(xii)all of its directors, employees, officers, contractors and consultants have executed agreements requiring assignment to Shattuck of all Inventions, whether or not patentable, made during the course of and as a result of their association with Shattuck; and
(xiii)Shattuck, together with its Affiliates and Permitted Subcontractors, have sufficient resources to conduct the activities set forth in the Nonclinical Workplan.
(xiv)Shattuck and its Affiliates have taken all commercially reasonable steps to protect, preserve and maintain the confidentiality of all confidential or non-public information included in the Product Know-How, including by disclosing such confidential or non-public information included in the Product Know-How to Third Parties only under terms of confidentiality. To the best knowledge of Shattuck, no breach of such confidentiality obligations has been committed by any Third Party.

1.3Additional Representations and Warranties of Ono
(a)Ono hereby represents, warrants, and covenants (as applicable) to Shattuck, as of the Effective Date:
(i)Ono, together with its Affiliates, Subcontractors and Permitted Third Party Service Providers, have sufficient resources to Research, Develop, Manufacture, Commercialize and otherwise Exploit Products in the Territory;
(ii)all of its directors, employees, officers, contractors and consultants have executed agreements requiring assignment to Ono of all Inventions, whether or not patentable, made during the course of and as their association with Ono with respect to Development Compounds; and
(iii)Ono and its Affiliates will take all commercially reasonable steps to protect, preserve and maintain the confidentiality of all confidential or non-public information included in the Product Know-How, including by disclosing such confidential or non-public information included Product Know-How to Third Parties only under terms of confidentiality. To the best knowledge of Ono, no breach of such confidentiality obligations has been committed by any Third Party.
1.4Additional Covenants of the Parties
(a)Each Party hereby covenants to the other Party that it and its Affiliates will perform its obligations and exercise its rights pursuant to this Agreement in compliance in all material respects with all Applicable Law.
(b)During the Term, neither Party nor any of its Affiliates will:
(i)knowingly misappropriate any valid and enforceable Intellectual Property rights of a Third Party in connection with the Research, Development, Manufacture, Commercialization, or other Exploitation of Products;
(ii)subject to Article 4 and Article 8, enter into any agreement, whether written or oral, with respect to, or otherwise assign, transfer, license, convey or otherwise encumber (including by granting any covenant not to sue with respect to) any Product IP that would breach its obligations under this Agreement; or
(iii)use in any capacity, in connection with the performance of its obligations hereunder, any Person who has been debarred pursuant to Section 306 of the FDCA or who is the subject of a conviction described in such Section, or any comparable law in any country, or that is the subject of a conviction described in such section or any comparable law in any country. Each Party agrees to inform the other Party in writing promptly if it or any such Person who is performing any of its obligations hereunder is debarred or is the subject of a conviction described in Section 306 of the FDCA or any comparable law in any country or if any action, suit, claim, investigation or legal or administrative proceeding is pending or threatened, related to the debarment or conviction of it or any such Person performing any of its obligations hereunder.
1.5Disclaimer of Warranty
EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS, WAIVES, RELEASES, AND RENOUNCES ANY WARRANTY, EXPRESS OR IMPLIED, STATUTORY OR OTHERWISE, INCLUDING ANY WARRANTY OF MERCHANTABILITY, DURABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR NON-INFRINGEMENT OR VALIDITY OF ANY PATENTS ISSUED OR PENDING, AND WARRANTIES ARISING FROM USAGE OF TRADE OR COURSE OF DEALING, RELATING TO ANY MOLECULE, DATA, RESULTS, OR OTHER MATERIALS OR INFORMATION, OR ANY SERVICE PROVIDED BY EITHER PARTY TO THE OTHER HEREUNDER.
ARTICLE 12 INDEMNIFICATION
1.1Indemnity by Ono
(a)Ono agrees to defend Shattuck and its Affiliates and its and its Affiliates’ directors, officers, employees and agents (collectively, the “Shattuck Indemnified Parties”), at Ono’s cost and expense, and will indemnify and hold the Shattuck Indemnified Parties harmless from and against any liabilities, losses, costs, damages, fees or expenses (including reasonable legal fees and disbursements) (collectively, “Losses”) arising out of any and all suits, proceedings, claims or demands from or of Third Parties (collectively, “Third Party Claims”), to the extent arising out of or relating to, directly or indirectly:
(i)any breach by Ono Indemnified Parties of any of its representations, warranties, covenants or obligations set forth in this Agreement;
(ii)the fraud, negligence, recklessness, or willful misconduct of Ono Indemnified Parties;
(iii)violation of Applicable Law by Ono Indemnified Parties in connection with this Agreement or the performance of its obligations hereunder; or
(iv)the Research, Development, Manufacture, Commercialization or other Exploitation of Products, by Ono, its Affiliates or Sublicensees, including its or their performance of any activities under the Nonclinical Workplan;
except in any case under clauses (i) through (iv) to the extent that Shattuck is obliged to provide indemnification for such Losses pursuant to Section 12.2.

(b)In the event of any Third Party Claim against the Shattuck Indemnified Parties, Shattuck will promptly notify Ono in writing of the claim (it being understood and agreed that the failure by Shattuck to give such notice will not relieve Ono of its indemnification obligations under this Agreement except and only to the extent that Ono is actually prejudiced as a result of the failure to give notice), and Ono will manage and control, at its sole expense, the defense of the claim and its settlement, keeping Shattuck reasonably advised of the status of the defense and/or settlement. No settlement will be finalized without obtaining Shattuck’s prior written consent, which will not be unreasonably withheld, delayed or conditioned, except that, in the case of a settlement that does not require an admission or impose any obligation on the part of a Shattuck Indemnified Party or otherwise have an adverse effect on rights or interests of a Shattuck Indemnified Party, Shattuck’s consent will not be required so long as all Shattuck Indemnified Parties involved in the claim are unconditionally released from all liability in such settlement. The Shattuck Indemnified Parties will reasonably cooperate with Ono and may, at their option and expense, be represented by their own separate counsel in any such action or proceeding; provided that if, based upon a written opinion from outside legal counsel, representation of the Shattuck Indemnified Parties by the counsel retained by Ono would be inappropriate due to actual or potential conflict of interests between the Shattuck Indemnified Parties and Ono, the Shattuck Indemnified Parties will have the right to retain their own counsel with the fees and expenses of such counsel to be paid by Ono; provided further that Ono will not be obligated to pay the fees and expenses of more than one counsel retained by all Shattuck Indemnified Parties. Ono will not otherwise be liable for any litigation costs or expenses incurred by the Shattuck Indemnified Parties without Ono’s prior written authorization, unless Ono is in breach of any of its obligations pursuant to this Section 12.1. In connection with the defense of a Third Party Claim, the Shattuck Indemnified Parties will reasonably cooperate with Ono at Ono’s reasonable request and expense and will make available to Ono all pertinent information under the control of the Shattuck Indemnified Parties, which information will be subject to Article 9.
1.2Indemnity by Shattuck
(a)Shattuck agrees to defend Ono and its Affiliates and its and its Affiliates’, directors, officers, employees and agents (collectively, the “Ono Indemnified Parties”) at Shattuck’s cost and expense, and will indemnify and hold the Ono Indemnified Parties harmless from and against any Losses arising out of any and all Third Party Claims, to the extent arising out of or relating to, directly or indirectly:
(i)any breach by Shattuck Indemnified Parties of any of its representations, warranties, covenants or obligations set forth in this Agreement;
(ii)the fraud, negligence, recklessness or willful misconduct of Shattuck Indemnified Parties;

(iii)violation of Applicable Law by Shattuck Indemnified Parties in connection with this Agreement or the performance of its obligations hereunder; or
(iv)the performance of the Nonclinical Workplan, by Shattuck or its Affiliates;
except in any case under clauses (i) through (iv) to the extent that Ono is obliged to provide indemnification for such Losses pursuant to Section 12.1.
(b)In the event of any Third Party Claim against the Ono Indemnified Parties, Ono will promptly notify Shattuck in writing of the claim (it being understood and agreed that the failure by Ono to give such notice will not relieve Shattuck of its indemnification obligations under this Agreement except and only to the extent that Shattuck is actually prejudiced as a result of the failure to give notice), and Shattuck will manage and control, at its sole expense, the defense of the claim and its settlement, keeping Ono reasonably advised of the status of the defense and/or settlement. No settlement will be finalized without obtaining Ono’s prior written consent, which will not be unreasonably withheld, delayed or conditioned, except that in the case of a settlement that does not require an admission or impose any obligation on the part of an Ono Indemnified Party or otherwise have an adverse effect on rights or interests of a Ono Indemnified Party, Ono’s consent will not be required so long as all Ono Indemnified Parties involved in the claim are unconditionally released from all liability in such settlement. The Ono Indemnified Parties will reasonably cooperate with Shattuck and may, at their option and expense, be represented by their own separate counsel in any such action or proceeding; provided that if, based upon a written opinion from outside legal counsel, representation of the Ono Indemnified Parties by the counsel retained by Shattuck would be inappropriate due to actual or potential conflict of interests between the Ono Indemnified Parties and Shattuck, the Ono Indemnified Parties will have the right to retain their own counsel with the fees and expenses of such counsel to be paid by Shattuck; provided further that Shattuck will not be obligated to pay the fees and expenses of more than one counsel retained by all Ono Indemnified Parties. Shattuck will not otherwise be liable for any litigation costs or expenses incurred by the Ono Indemnified Parties without Shattuck’s prior written authorization, unless Shattuck is in breach of any of its obligations pursuant to this Section 12.2. In connection with the defense of a Third Party Claim, the Ono Indemnified Parties will reasonably cooperate with Shattuck at Shattuck’s reasonable request and expense and will make available to Shattuck all pertinent information under the control of the Ono Indemnified Parties, which information will be subject to Article 9.
1.3Insurance
During the Term and thereafter for the period of time required below, each Party will maintain, at its expense, insurance coverage consistent with normal business practices and adequate to cover the risks associated with its performance of any activities hereunder and any other insurance required by Applicable Law. All of such insurance coverage may be maintained through a self-insurance plan that substantially complies with the foregoing limits and requirements. Thereafter, each Party will maintain such insurance coverage without interruption during the Term and for a period of at least [***] thereafter. Each Party will use commercially reasonable efforts to provide the other Party at least [***] prior written notice of any cancellation to or material change in its insurance coverage below the amounts and types described above.
1.4Limitation of Liability
(a)EXCEPT FOR FRAUD, GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT, AND EITHER PARTY’S BREACH OF ARTICLES 8 OR 9 OR SECTION 4.6 HEREOF, IN NO EVENT WILL EITHER PARTY (OR ANY OF ITS AFFILIATES) BE LIABLE TO THE OTHER OR ANY OF ITS AFFILIATES FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, PUNITIVE, AGGRAVATED OR EXEMPLARY DAMAGES (INCLUDING LOST PROFITS, BUSINESS OR GOODWILL) SUFFERED OR INCURRED BY SUCH OTHER PARTY OR ITS AFFILIATES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT. THE FOREGOING SENTENCE WILL NOT LIMIT THE OBLIGATIONS OF EITHER PARTY TO INDEMNIFY AN INDEMNIFIED PARTY FROM AND AGAINST THIRD PARTY CLAIMS UNDER THIS ARTICLE 12.

(b)For the avoidance of doubt, a Party’s monetary liability under a Third Party Claim for such Third Party’s consequential, incidental, indirect, special, punitive, aggravated or exemplary damages (including lost profits, business or goodwill) payable to such Third Party in connection with such Third Party Claim, will be deemed to be the direct damages of such Party for purposes of this Section 12.4.
ARTICLE 13 GENERAL
1.1Assignment and Change of Control
This Agreement will not be assignable or otherwise transferred, nor may any rights or obligations hereunder be assigned or transferred, by either Party to any Third Party without the prior written consent of the other Party; except that either Party may assign or otherwise transfer this Agreement without the consent of the other Party to (a) any of its Affiliates, provided that the assigning Party notifies the other Party in writing within [***] after such assignment and the assignee agrees in writing to assume all responsibility for and be bound by all of the terms of this Agreement in addition to the assigning Party (which will continue to be bound by such terms); or
(b) a Person that acquires all or substantially all of the business or assets of the assigning Party relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise (such Person, a “Third Party Acquirer” and such event, a “Change of Control Event”), provided that the Third Party Acquirer agrees in writing to assume all responsibility for and to be bound by all of the terms of this Agreement, and that the Party undergoing a Change of Control

Event will promptly provide written notice to the other Party after the completion of such Change of Control Event or the public announcement of such Change of Control Event by such Party, whichever occurs earlier. Notwithstanding the foregoing, in any Change of Control Event entered into by either Party, the Third Party Acquirer will not be deemed an Affiliate of the acquired Party for the purpose of Section 4.6 hereof. Any assignment or transfer not in accordance with this Section 13.1 will be null and void.
1.2Governing Law
This Agreement and all questions regarding the existence, validity, interpretation, breach or performance of this Agreement, will be governed by, and construed and enforced in accordance with, the laws of the State of New York, United States, without reference to its conflicts of law principles.
1.3Referral of Disputes to Senior Executives
The Parties will attempt initially to resolve any dispute, claim or controversy arising under, out of or in connection with this Agreement (a “Dispute”) by conducting good faith negotiations. Any Dispute which cannot be resolved by good faith negotiation will be referred, by written notice from either Party to the other, to the Senior Executives of the Parties. Such Senior Executives will endeavor to resolve such Dispute through good faith negotiations for a period of [***] following such written notice.
1.4Arbitration
Subject to Section 9.6, all Disputes which are not resolved between the Senior Executives within such [***] period under Section 13.3 will be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce by three (3) arbitrators appointed in accordance with the said Rules. The place of arbitration will be New York City, New York, United States, if arbitration is demanded by Ono, and will be Osaka, Japan, if demanded by Shattuck. The language of the arbitration will be English. Each Party will nominate one arbitrator, and the two arbitrators so nominated will nominate a third arbitrator, who will act as the chairperson. If the tribunal orders production of documents, the tribunal will take guidance from the IBA Rules on the Taking of Evidence in International Arbitration as current on the date of the commencement of the arbitration. The existence and content of the arbitral proceedings, any information exchanged between Parties during the arbitral proceedings and any rulings or awards will be kept confidential by the Parties and members of the tribunal except (a) to the extent that disclosure may be required by a Party to fulfill a legal duty, protect or pursue a legal right, or enforce or challenge an award in bona fide legal proceedings before a court or other judicial authority, (b) with the consent of both Parties, (c) where needed for the preparation or presentation of a claim or defense in this arbitration, (d) where such information is already in the public domain other than as a result of a breach of this clause, or (e) by order of the tribunal upon application of a Party. The costs and expenses of translation of relevant documents and translators relating to the arbitration will be deemed as the costs and expenses of the arbitration and may be allocated to any Party in the award by the tribunal. The tribunal may include in its award an allocation to any Party of costs and expenses relating to the arbitration, excluding lawyers’ fees, as the tribunal deems reasonable. Each Party will bear its own costs and expenses for its own lawyers. The award rendered by the tribunal will be final and binding upon the Parties and may be entered in any court of appropriate jurisdiction. The Emergency Arbitrator Provisions and the Expedited Procedure Provisions will not apply.

1.5Business Day
In the event that an obligation to be performed under this Agreement falls due on a day that is not a Business Day of the Party who owes such obligation, the obligation will be deemed due on the next Business Day of such Party thereafter.
1.6Notices
Any consent, notice and communication required or permitted to be given or made hereunder by either Party to the other Party will be in writing and in English. Any such consent, notice and communication hereunder will be deemed made and given (a) when delivered to the Party personally, (b) five (5) Business Days after sending if sent by registered or certified envelope, return receipt requested, postage prepaid, and (c) three (3) Business Days after sending if sent by internationally recognized courier, and addressed to the Party to receive such consent, notice or communication at the address given below, or such other address as may hereafter be designated by notice in writing by one Party to the other Party from time to time:
To Shattuck:    Shattuck Labs, Inc.
500 W. 5th St., Suite 1200
Austin, Texas 78701 Attention: CEO
To Ono:    Ono Pharmaceutical Co., Ltd. 3-1-1 Sakurai, Shimamoto-cho
Mishima-gun, Osaka 618-8585 Attention: [***]
Notwithstanding set forth in this Section 13.6, it is understood and agreed between the Parties that this Section 13.6 is not intended to govern the day-to-day communications, including invoicing, necessary between the Parties in performing their duties, in due course, under the terms and conditions hereof, and Parties may use other ways to contact the other Party in relation to day-to-day operations.
1.7Force Majeure
No failure or omission by either Party in the performance of any obligation of this Agreement will be deemed a breach of this Agreement or create any liability if the same arises from any cause or causes beyond the reasonable control of such Party, including the following: acts of God, fire, storm, flood, earthquake, tsunami, typhoon, explosion, pandemic or other health emergency, acts of war (whether declared or not), rebellion, insurrection, riot, terrorism and civil unrest, and embargoes, power shortage or failure, strikes, lockouts or other labor disturbances, or nonfeasance, omissions, delays or changes in acting by any Governmental Entity or equivalent

(including but not limited to nonfeasance or delays in governmental approval or changes in rules, beyond the reasonable control of the affected Party); provided that the affected Party promptly notifies the other Party in writing and further provided that the affected Party will use its Commercially Reasonable Efforts (as applicable) to avoid or remove such causes of non- performance and to mitigate the effect of such occurrence, and will continue performance with the utmost dispatch whenever such causes are removed.
1.8Independent Contractors
It is understood and agreed that the relationship between the Parties is that of independent contractors, that the relationship between the Parties will not constitute a partnership, joint venture, employment or agency, and that nothing in this Agreement will be construed as authorization for either Shattuck or Ono to act as agent for the other. Neither Party will have any express or implied right or authority to assume or create any obligations on behalf of, or in the name of, the other Party, or to bind the other Party to any contract, agreement or undertaking with any Third Party.
1.9No Strict Construction
This Agreement has been prepared jointly and will not be strictly construed against either Party.
1.10No Implied Waivers
No failure on the part of Shattuck or Ono to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, will impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor will any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege. No consent or waiver, expressed or implied, by a Party to the performance by the other Party or of any breach or default by the other Party of its obligations hereunder will be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Party of the same or any other obligations of such other Party hereunder. In any event no waiver will be effective for any purpose hereunder unless such waiver is made in writing and signed by duly authorized signatories of the Party granting such waiver.
1.11Severability
If any one or more of the provisions of this Agreement is held to be invalid, illegal or unenforceable, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof, unless the invalid, illegal or unenforceable provision is of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provision. The Parties will make a good faith effort to replace any invalid, illegal or unenforceable provision with a valid, legal and enforceable one such that the objectives contemplated by the Parties when entering this Agreement may be realized.

1.12Execution in Counterparts
This Agreement and any amendment hereto may be executed in counterparts, each of which counterparts, when so executed and delivered, will be deemed to be an original, and all of which counterparts, taken together, will constitute one and the same instrument. For purposes of execution, a copy of this Agreement or any amendment hereto will be deemed an original (including a printed copy of a PDF file delivered via email).
1.13No Third-Party Beneficiaries or Obligors
As of the Effective Date, this Agreement will be binding upon and inure to the benefit of the Parties and their respective permitted successors and permitted assigns. Except as set forth in Article 12, no Person other than Ono, Shattuck and their respective permitted successors and assigns hereunder will be deemed an intended beneficiary hereunder, nor have any right to enforce any obligation of any Party to this Agreement, nor will any Person other than Ono and Shattuck and their respective permitted successors and assigns have any obligations to any Party under this Agreement.
1.14Entire Agreement
This Agreement, along with all Schedules attached hereto and incorporated, constitutes the entire agreement of the Parties with respect to the matters referred to herein and supersede and merge all prior and contemporaneous negotiations, representations and understandings regarding the same.
1.15Further Assurances
Each Party will execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.
1.16Amendment
This Agreement, including the Schedules, may only be amended by a written document duly executed by authorized signatories of each of the Parties.
1.17Compliance
The Parties will comply fully with all Applicable Law in connection with their respective activities under this Agreement.
1.18Anti-Bribery
Each Party acknowledges and agrees that there are anti-bribery and anti-corruption laws, including, but not limited to, US Foreign Corrupt Practices Act, the UK Bribery Act 2010, and Japan Unfair Competition Prevention Act (“Anti-Corruption Laws”), that prohibit the payment, offering, and/or receiving, as the case may be, of anything of value to or from, a government employee, official, or private individual, for the purpose of (a) inducing or influencing any governmental act, or decision affecting the Party, (b) helping the Party obtain or retain any business, or (c) otherwise improperly benefitting the Party’s business activities, and such laws prohibit the Party from being involved with clients, contractors, agents, consultants, advisors or other Third Parties involved in such activity. Each Party will agree to refrain from any activity that would constitute a violation of such Anti-Corruption Laws as applicable to it in connection with this Agreement. Each Party will further ensure that its and its Affiliates’ directors, officers, employees and personnel will follow and observe all relevant obligations and responsibilities in compliance with Anti-Corruption Laws as applicable to it by a due diligence or an equivalent action by the Party during the Term. Each Party will indemnify the other Party and its directors, officers, employees and personnel against any and all liabilities, losses and expenses, including any civil or criminal fines imposed by any relevant Governmental Entity or Regulatory Authority and any legal fees, costs and expenses, which the other Party and its directors, officers, employees and personnel may incur as a result of such Party’s breach of this Section 13.18.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

SHATTUCK LABS, INC.

By: /s/ Taylor Schreiber     Name: Taylor Schreiber
Title: Chief Executive Officer

ONO PHARMACEUTICAL    CO., LTD.

By: /s/ Gyo Sagara     Name: Gyo Sagara
Title: President, Representative Director, and Chief Executive Officer

Signature Page To
Collaboration and License Agreement

Schedule A Definitions
“Action” means any civil, criminal, administrative or regulatory claim, action, cause of action, suit, litigation, controversy, arbitration, investigation, hearing, charge, complaint, or proceeding to, from, by or before any Governmental Entity.
“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person. For purposes of this definition only, “controls” and, with correlative meanings, the terms “controlled by” and “under common control with” another Person means:
(a)direct or indirect ownership of more than fifty percent (50%) of the outstanding voting securities or other voting interest of the other Person;
(b)direct or indirect possession of the power to elect or appoint more than fifty percent (50%) of the members of the governing body of the other Person; or
(c)direct or indirect possession of the power to direct the management or policies of the other Person through ownership of the outstanding voting securities or by contract or otherwise relating to voting interests or corporate governance;
provided that in the case of jurisdictions in which the maximum percentage ownership permitted by law for a foreign investor is less than fifty percent (50%), such lower percentage will be substituted in clause (a) of the preceding sentence. Neither of the Parties to this Agreement will be deemed to be an “Affiliate” of the other solely as a result of their entering into this Agreement.
“Agreement” has the meaning set out in the Preamble to this Agreement. “Aim 0” has the meaning set forth in the Nonclinical Workplan.
“Aim 1” has the meaning set forth in the Nonclinical Workplan. “Anti-Corruption Laws” has the meaning set forth in Section 13.18.
“Applicable Law” means all applicable laws, rules, regulations, guidelines and policies that apply to the performance of either Party’s obligations relating to this Agreement that may be in effect from time to time (including disclosure obligations as required by any stock exchange or securities commission having authority over a Party, and any applicable laws, rules, regulations, guidelines, policies or other requirements of a Regulatory Authority) to the extent applicable to such Party.
“Applicant” has the meaning set out in Section 8.5(b). “Audited Party” has the meaning set out in Section 7.7.

“Auditing Party” has the meaning set out in Section 7.7. “Auditor” has the meaning set out in Section 7.7. “Bankruptcy Code” has the meaning set out in Section 10.4.
“Biosimilar Application” has the meaning set out in Section 8.5(a).
“Biosimilar Product” means, with respect to a Product in a country, any generic, biosimilar or interchangeable product sold by a Third Party that (a) has been licensed as (i) a biosimilar (as defined in Section 351(i)(2) of the PHSA) or interchangeable (as defined in Section 351(i)(3) of the PHSA) biological product by the FDA pursuant to Section 351(a) or 351(k) of the PHSA or
(ii) a generic product under Section 505(b)(2) or 505(j) of the FDCA or any subsequent or superseding law, statute or regulation, (b) has been licensed as a similar biological medicinal product by EMA pursuant to Directive 2001/83/EC, as it may be amended, or any subsequent or superseding law, statute or regulation or (c) has otherwise received Regulatory Approval as a generic, biosimilar or interchangeable product from another applicable Regulatory Authority in such country, where in the case of each of clauses (a), (b) or (c) above, such Product is the reference product for purposes of determining biosimilarity or interchangeability of the Third Party product.
“BLA” means a Biologics License Application or Supplemental Biologics License Application as defined in the PHSA, or any corresponding foreign application in the Territory.
“BPCIA” means the U.S. Biologics Price Competition and Innovation Act of 2009. “Breach Notice” has the meaning set out in Section 10.3(a).
“Breaching Party” has the meaning set out in Section 10.3(a).
“Budget” has the meaning set forth in Section 2.4. The Budget is set forth in Schedule B.
“Business Day” means any day other than a Saturday or Sunday or a banking holiday in New York, NY or Tokyo, Japan or a day within Shattuck’s corporate holidays (for Shattuck’s obligations) or Ono’s corporate holidays (for Ono’s obligations). Shattuck will timely provide to Ono its corporate calendar in advance of the next Calendar Year and Ono will timely provide to Shattuck its corporate calendar in advance of the next Ono Fiscal Year.
“Calendar Year” means the period of twelve (12) consecutive calendar months beginning on January 1 and ending on (and including) December 31; provided, however, that (a) the first Calendar Year during the term will begin on the Effective Date and end on December 31 of the calendar year within which the Effective Date falls, and (b) the last Calendar Year during the Term will end upon expiration of the Term.
“Change of Control Event” has the meaning set out in Section 13.1.

“Clinical Trial” means any clinical study involving the administration of a product to a human subject for the purpose of evaluating the safety, efficacy, performance or other characteristic of such product.
“Collaboration Mechanism of Action” means, with respect to any compound, molecule or product, one of which the primary mechanism of action is [***].
“Combination Product” means a product that includes at least one Development Compound and at least one additional active ingredient (whether co-formulated or co-packaged) that is not a Development Compound. For clarity, the pharmaceutical dosage form vehicles, adjuvants, and excipients will not be deemed to be “active ingredients.”
“Commercial Milestone Event” has the meaning set out in Section 7.1(c).
“Commercialize” or “Commercialization” means, with respect to a given product, any and all activities with respect to such product relating to commercialization in the Field in the Territory, including pre-launch and launch activities, pricing and reimbursement activities, marketing, promoting, detailing, distributing, offering for sale and selling such product, importing or exporting such product for sale, conducting post-marketing Clinical Trials, reporting of adverse events in patients and interacting with Regulatory Authorities regarding any of the foregoing. When used as a verb, “Commercialize” means to engage in Commercialization and “Commercialized” has a corresponding meaning.
“Commercially Reasonable Efforts” means efforts of a Party to carry out its applicable obligations or tasks under this Agreement in a diligent and sustained manner using such efforts and employing such resources normally used by a Party for a product owned by it or to which it has exclusive rights, which is of similar market potential at a similar stage in its development or product life, taking into account issues of safety and efficacy, product profile, the competitiveness of the marketplace, the proprietary position of the compound or product, the regulatory and reimbursement structure involved, the profitability of the applicable products, and other relevant factors.
“Competing Product” has the meaning set out in Section 4.6.
“Composition of Matter Claim” means a Valid Claim that is directed to a protein or polypeptide, including an amino acid sequence comprising, or a nucleic acid sequence encoding, part of the protein or polypeptide.
“Confidential Information” means (a) all non-public proprietary Intellectual Property Controlled by a Party or its Affiliates or (b) other non-public information (whether or not patentable) regarding a Party’s or its Affiliates’ activities and such Party’s and its Affiliates’ technology, products, business information and objectives that is disclosed by a Party to the other Party or that the other Party obtains by access to or inspection of such Party’s operations, facilities, materials or other items of a Party that are available to such other Party, in each case in the course of performing its obligations or exercising its rights under this Agreement, and that are marked as “confidential” or with a similar marking by the disclosing Party prior to or at the time of such disclosure. Notwithstanding the foregoing, Intellectual Property or other non-public information that is orally, electronically or visually disclosed by a Party without a written designation of confidentiality will constitute Confidential Information of a Party if the disclosing Party, within [***] after such disclosure, delivers to the receiving Party a written document summarizing the Intellectual Property or other information, designating the same as confidential. The terms of this Agreement will constitute Confidential Information of both Parties. “Confidential Information” does not include information that (i) was known or used by the Receiving Party prior to its date of disclosure to the Receiving Party, as demonstrated by competent and contemporaneous written records; (ii) either before or after the date of the disclosure to the Receiving Party is lawfully disclosed to the Receiving Party by sources (other than the Disclosing Party) rightfully in possession of the Confidential Information and not bound by confidentiality obligations to the Disclosing Party; (iii) either before or after the date of the disclosure to the Receiving Party becomes published or generally known to the public through no fault or omission on the part of the Receiving Party; or (iv) is independently developed by or for the Receiving Party without access to, reference to or reliance upon the Confidential Information, as demonstrated by competent and contemporaneous written records. For clarity, specific information will not be deemed to be within any of the foregoing exceptions merely because it is embraced by more general information falling within these exceptions. No combination of Confidential Information will be deemed to be within the foregoing exceptions merely because individual elements of such Confidential Information are within the foregoing exceptions unless the combination and its principles are within the foregoing exceptions.
“Control” or “Controlled” means, when used in reference to a Party and an item, Intellectual Property rights or proprietary or trade secret information, the legal authority or right of such Party or its Affiliates (whether by ownership or license, other than pursuant to a license under this Agreement) to grant the right to use such item or a license or sublicense of such Intellectual Property rights to the other Party, or to otherwise disclose such proprietary or trade secret information to such other Party, without (a) breaching the terms of any agreement with a Third Party pursuant to which such rights, item or information were acquired or generated or (b) misappropriating the proprietary or trade secret information or Know-How of a Third Party. Notwithstanding anything to the contrary under this Agreement, in the event a Party is acquired by a Third Party Acquirer after the Effective Date, no Intellectual Property that was (A) Controlled by such Third Party Acquirer prior to the acquisition, or (B) is acquired by such Third Party Acquirer after the acquisition of such Party but independent of the activities conducted pursuant to this Agreement and without reference to the Confidential Information of the other Party, will be included in the options, licenses, or other rights granted hereunder by virtue of such Third Party Acquirer becoming an Affiliate of such Party; provided that, for the avoidance of doubt, this sentence will not apply to any Third Parties that are acquired by a Party after the Effective Date (and following such acquisition the Intellectual Property of such acquired Third Parties will be included in the options, licenses and other rights granted hereunder by virtue of such Third Party becoming an Affiliate of such Party).
“Covers” or “Covered,” means, (a) with respect to a Patent Right in a country, that the Research, Development, Manufacture, Commercialization or other Exploitation of a composition of matter, product, process or method in such country would, but for ownership or the grant of a license to such Patent Right, infringe a Valid Claim of such Patent Right; and (b) with respect to Know-How in a country, that such Know-How is useful or necessary for the Research, Development, Manufacture, Commercialization or other Exploitation of a composition of matter, product, process or method in such country.

“Development” or “Develop” means, with respect to a given product, the conduct of all clinical development activities including conduct of Clinical Trials, regulatory affairs (e.g., preparing, filing, and obtaining regulatory applications), product approval and registration activities, necessary, desirable, or reasonably useful or otherwise requested or required by a Regulatory Authority as a condition or in support of obtaining and maintaining Regulatory Approval (other than to obtain any pricing or reimbursement approvals) to market and sell such product in any particular country or jurisdiction in the Territory.
“Development Compound” means, individually, [***], and “Development Compounds” means, collectively, [***].
“Disclosing Party” has the meaning set out in Section 9.1. “Discontinuation Decision” has the meaning set out in Section 5.2(a). “Discontinuation Notice” has the meaning set out in Section 5.2(a). “Dispute” has the meaning set out in Section 13.3.
“Dollars” or the symbol “$” means dollars of the U.S.
“Drug Approval Application” means, with respect to a Product in a particular country or region within the Territory, an application for Regulatory Approval to market and sell such Product in such country or region including, without limitation: (i) an NDA or supplemental NDA; (ii) a BLA or supplemental BLA; (iii) a counterpart of an NDA, supplemental NDA, BLA or supplemental BLA, including any MAA, in any country or region in the Territory outside the U.S.; and (iv) all supplements and amendments to any of the foregoing.
“Effective Date” has the meaning set out in the Preamble to this Agreement.
“EMA” means the European Medicines Agency and any successor agency or authority thereto. “Exclusive Option” has the meaning set forth in Section 2.5(b).
“Exploit” means with respect to a given product, to make, have made, import, use, sell or offer for sale, including to Research, Develop, Commercialize, register, modify, enhance, improve, Manufacture, have Manufactured, hold or keep (whether for disposal or otherwise), have used, export, transport, distribute, promote, market or have sold or otherwise dispose of such product.
“Exploitation” means the act of Exploiting a compound, product or process. “[***]” means [***]
“FDA” means the U.S. Food and Drug Administration and any successor agency or authority thereto.
“FDCA” means the U.S. Food, Drug and Cosmetic Act and the rules and regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
“Field” means [***].

“Final Report” has the meaning set out in Section 2.3.
“First Commercial Sale” means the first sale for use or consumption of any Product in a country [***] after all required Regulatory Approvals for commercial sale of such Product have been obtained in such country. For clarity, the sales for test marketing, sampling and promotional uses, Clinical Trial purposes or compassionate or similar use will not be considered to constitute a First Commercial Sale.
“FTE” means the equivalent of a full-time employee’s working days over a twelve (12) month period (taking account of normal vacations, sick days and holidays not being considered working days), which equates to a total of one thousand eight hundred (1,800) hours per twelve (12) month period of work performed by a fully qualified Shattuck employee in the Nonclinical Workplan. To provide an FTE over a given period that is less than a year means to provide the proportionate share (corresponding to the proportion that such period bears to a full year) during such period of a full year’s FTE.
“FTE Cost” means, for any period, the costs which are attributable to labor expenses and will be calculated by multiplying the FTE Rate by the number of allocated FTEs in such period.
“FTE Rate” means a rate of [***] per FTE per annum for personnel of Shattuck engaged in activities of Research under the Nonclinical Workplan, which amount will be adjusted effective as of the first day of the same month of the Effective Date beginning in 2025, by an amount equal to the increase or decrease in the average of Consumer Price Index in the consecutive twelve (12) months beginning the same month of the Effective Date. As used in this definition, “Consumer Price Index” means the consumer price index as reported by the United States Bureau of Labor Statistics on a monthly basis, or any successor thereto.
“Governmental Entity” means any instrumentality, subdivision, court, administrative agency, commission or other similar authority of any country, state, province, prefect, municipality, locality, multinational organization or other government or political subdivision thereof, or any quasi-governmental, private body or arbitral body exercising any executive, legislative, judicial, quasi-judicial, regulatory, taxing, importing, administrative or other governmental or quasi- governmental authority.
“[***]” means [***].
“[***]” has the meaning set out in Section 7.1(c).
“[***]” has the meaning set out in Section 7.1(c). “[***]” means [***].
“IND” means an Investigational New Drug application, as described in 21 CFR § 312.23, filed for purposes of conducting Clinical Trials on a product in accordance with the requirements of the FDCA, and any analogous application and process required by a Regulatory Authority in a country or regulatory jurisdiction elsewhere in the Territory in order to conduct Clinical Trials on a Product in such country.
“Infringement” has the meaning set out in Section 8.4(a). “Infringement Notice” has the meaning set out in Section 8.4(a).

“Initial Research Funding Payment” has the meaning set forth in Section 2.4(a).
“Initiation” means, with respect to a Clinical Trial, the first dosing of the first patient with a Product pursuant to the clinical protocol for the specified Clinical Trial.
“Intellectual Property” means Patent Rights, Know-How, Trade Secret, trade names, trademarks, copyright, trade dress, industrial and other designs, and all other forms of intellectual property, all whether or not registered, capable of registration, published or unpublished, and all applications, registrations, and other rights of exclusion associated with the foregoing.
“Inventions” means any and all inventions, discoveries, improvements, processes, know-how and techniques discovered, conceived or reduced to practice in the course of or as a result of activities under this Agreement, whether or not patentable or included in any Patent Rights, together with all Intellectual Property rights therein.
“Joint Inventions” means any and all Inventions discovered, conceived or reduced to practice, as a result each Party’s obligations under this Agreement, jointly by or on behalf of Shattuck or its Affiliates, on the one hand, and by or on behalf of Ono or its Affiliates, on the other hand.
“Joint Know-How” means any and all Know-How obtained or made, as a result of each Party’s obligations under this Agreement jointly by or on behalf of Shattuck or its Affiliates, on the one hand, and by or on behalf of Ono or its Affiliates, on the other hand.
“Joint Patent” has the meaning set out in Section 8.3(c).
“Joint Research Committee” or “JRC” has the meaning set out in Section 3.1(a). “JRC Chair” has the meaning set out in Section 3.1(c).
“JPY” or the symbol “¥” means the Japanese yen, or any successor official currency of Japan.
“Know-How” means any and all proprietary know-how, Inventions, trade secrets, information, data and materials including ideas, concepts, formulas, methods, assays, practices, processes, software, devices, techniques, procedures, designs, compositions, constructs, compounds, plans, applications, research, preclinical, non-clinical and clinical data, regulatory information, manufacturing process, scale-up and other technical data, reports, documentation and samples, including: biological, chemical, pharmacological, toxicological, pharmaceutical, physical and analytical, pre-clinical, non-clinical, clinical, safety, manufacturing and quality control data and information, including study designs and protocols; assays and biological methodology, in each case whether or not patentable and that is not generally known. Know-How excludes Patent Right(s).
“Know-How Royalty” has the meaning set out in Section 7.2(b). “License Conditions” has the meaning set out in Section 2.5(c).
“License Effective Date” means the date that the License Conditions are met in accordance with Section 2.5(c).
“License Fee” has the meaning set forth in Section 2.5(c).

“License Term” means the period of time beginning on License Effective Date and ending on the last-to-expire Royalty Term.
“Losses” has the meaning set out in Section 12.1(a).
“MAA” means an application filed with the relevant Regulatory Authorities in Europe seeking Regulatory Approval to market and sell any Product in Europe or any country or territory therein in the Field.
“Major EU Country” means each of [***].
“Manufacture” and “Manufacturing” means, with respect to a given product, all activities related to the production, manufacture, processing, filling, finishing, packaging, labeling, shipping and holding of such product or any intermediate thereof, including process development, formulation development, process qualification and validation, scale up, pre- clinical, non-clinical, clinical and commercial manufacture and analytic development, product characterization, stability testing, quality assurance and quality control.
“MHLW” means the Ministry of Health, Labor and Welfare in Japan, or any successor agency or authority thereto.
“MHRA” means the Medicines and Healthcare product Regulatory Agency in the United Kingdom, or any successor agency or authority thereto.
“Milestone Event” has the meaning set out in Section 7.1. “Milestone Payment” has the meaning set out in Section 7.1.
“Mono Product” has the meaning set out in the definition of “Net Sales.”
“NDA” means a new drug application (as defined in Title 21 of the U.S. Code of Federal Regulations (“CFR”) filed with the FDA seeking Regulatory Approval to market and sell any Product in the U.S. within the Field.
“Net Sales” means [***].
For purposes of determining Net Sales, a “sale” will not include transfers or dispositions, at no cost or below cost, of Products for charitable, humanitarian, compassionate, indigent patient, pre- clinical, non-clinical, clinical or regulatory purposes or for promotional samples or free goods. Amounts invoiced by Ono or its Affiliates or its Sublicensees for the sale of Products to or among such Affiliates or Sublicensees for resale will not be included in the computation of Net Sales hereunder. All the foregoing elements of Net Sales calculations will be determined from the books and records of Ono, its Affiliates and Sublicensees, maintained, in the case of Ono and its Affiliates, in accordance with the International Financial Reporting Standards or, in the case of Sublicensees, similar accounting principles, consistently applied.
If a Product is sold as part of a Combination Product, the Net Sales for such Product will be determined on a country-by-country basis for a given accounting period by [***].
“Non-Breaching Party” has the meaning set out in Section 10.3(a).

“Nonclinical Workplan” means the nonclinical workplan detailing the research activities to be conducted by Shattuck or Ono for the nonclinical research of each Development Compound. The initial Nonclinical Workplan is set forth in Schedule B.
“Non-Labor Costs” means the costs and expenses incurred by Shattuck in conducting activities under the Nonclinical Workplan which are not attributable to labor expenses, including costs related to the purchase of raw materials and supplies, equipment, and outsourced expenses. Non- Labor Costs will include the actual cost of such expenses [***].
“Non-Product Specific Joint Patent” has the meaning set out in Section 8.4(c). “Ono” has the meaning set out in the Preamble to this Agreement.
“Ono Decision Notice” has the meaning set out in Section 5.2(a). “Ono Decision Point(s)” has the meaning set out in Section 3.3(b).
“Ono Fiscal Year” means each of the twelve (12) month periods starting from April 1 and ending on March 31; provided that: (a) the first Ono Fiscal Year of the Term will extend from the Effective Date to March 31 of the year in which the Effective Date occurs; and (b) the last Ono Fiscal Year will extend from the beginning of the Ono Fiscal Year in which this Agreement expires or terminates until the effective date of such expiration or termination.
“Ono Indemnified Parties” has the meaning set out in Section 12.2(a).
“Party” and/or “Parties” has the meaning set out in the Preamble to this Agreement.
“Patent Rights” means (a) any national, regional and international issued patents and pending patent applications, including provisional patent applications, (b) any patent applications filed either from the foregoing or from an application claiming priority to the foregoing, including all provisional applications, converted provisionals, substitutions, continuations, continuations-in- part, divisionals, renewals and continued prosecution applications, and all patents granted thereon (c) patents of addition, revalidations, reissues, reexamination and extensions or restorations by existing or future extensions or restoration mechanisms, including patent term adjustments and Patent Term Extensions, (d) inventor’s certificates, utility models, and design patents, (e) other forms of government-issued rights comparable in scope to any of the foregoing, and (f) U.S. and foreign counterparts of any of the foregoing.
“Patent Term Extension” means any patent term extension under 35 U.S.C. §156 or any non-
U.S. counterpart or equivalent of the foregoing, including supplemental protection certificates and any other extensions that are now available or become available in the future.
“Permitted Subcontractor” has the meaning set out in Section 2.2.
“Permitted Third Party Service Providers” has the meaning set out in Section 4.4.
“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint stock company, unincorporated association, trust or any other entity that has legal capacity to own property in their own name or to sue or be sued, including a government or political subdivision, department or agency of a government.

“Phase I Clinical Trial” means a Clinical Trial of one or more products that is designed to be conducted by or on behalf of a Party, its Affiliates, licensees or sublicensees on a sufficient number of subjects for, and that generally provides for the first introduction into humans of such product(s) with, the primary purpose of assessing metabolism and pharmacologic actions of the product in humans and the side effects associated with increasing doses, in a manner that is generally consistent with 21 C.F.R. § 312.21(a), as amended (or its successor regulation),) or a similar Clinical Trial prescribed by the applicable Regulatory Authority(ies) in a country outside the U.S., excluding for clarity any investigator initiated Clinical Trials.
“Phase II Clinical Trial” means a Clinical Trial of one or more product(s) that is designed to be conducted on a sufficient number of subjects for making (and the principal purpose of which is to make) a preliminary determination as to whether such product is safe for its intended use and obtaining (and to obtain) sufficient information about such product’s efficacy, in a manner that is generally consistent with 21 C.F.R. § 312.21(b), as amended (or its successor regulation), or a similar Clinical Trial prescribed by the applicable Regulatory Authority(ies) in a country outside the U.S., to permit the design of further Clinical Trials of such product, excluding for clarity any investigator initiated Clinical Trials.
“Phase III Clinical Trial” means, with respect to a product, a pivotal, registration-enabling, randomized and controlled Clinical Trial of such product with a defined dose or a set of defined doses of such product and designed to be conducted on a sufficient number of subjects for ascertaining the efficacy and safety of the intended use of such product and determining (and to determine) warnings, precautions and adverse reactions that are associated with such product in the dosage range to be prescribed, in a manner that is generally consistent with 21 C.F.R. § 312.21(c), or a similar Clinical Trial prescribed by the applicable Regulatory Authority(ies) in a country outside the U.S., which Clinical Trial is sufficient to support Regulatory Approval of such product, excluding for clarity any investigator initiated Clinical Trials.
“PHSA” means the U.S. Public Health Service Act and the rules and regulations promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).
“Prior CDA” has the meaning set forth in Section 9.1.
“Product” means (a) a pharmaceutical composition containing a Development Compound, or (b) any other pharmaceutical composition that (i) the manufacture, use, sale, offer for sale or import of which would infringe a Valid Claim of a Product Patent Right if not for the licenses granted in this Agreement or (ii) which otherwise utilizes, incorporates, derives from, relates to, is made using or are based on Product Know-How and in each case (a) and (b) such pharmaceutical composition of which the primary mechanism of action(s) is [***]. For clarity, (i) pharmaceutical compositions containing the same Development Compound, but which comprise different amino acid sequences will be treated as different Products, and (ii) multiple pharmaceutical compositions containing the same Development Compound with the same amino acid sequence will be considered one Product regardless of the number of approved indications, number of countries in which marketing authorization is obtained, or number of approved formulations, routes of administration, strength or brand names, or whether a Mono Product or a Combination Product.
“Product IP” means the Product Know-How and Product Patent Rights.

“Product Know-How” means any and all Know-How which:
(a)(i) is Controlled by Shattuck or its Affiliates on the Effective Date, or (ii) is invented, conceived, or developed by or on behalf of either or both Party(ies) or their respective Affiliate(s) during the Research Term, and
(b)Covers a Product or the Research, Development, Manufacture, Commercialization or other Exploitation of a Product. For clarity, Product Know- How includes Joint Know-How and Joint Inventions which satisfy the conditions of subsections (a) and (b) above.
“Product Patent Rights” means any Patent Rights that include one or more claims Covering Product Know-How. For clarity, Product Patent Rights include Research Term Product Patent Rights.
“Proposed Biosimilar Product” has the meaning set out in Section 8.5(a).
“Proprietary Materials” means any tangible chemical, biological or other research materials that are furnished by or on behalf of one Party to the other Party in connection with this Agreement, regardless of whether such materials are specifically designated as proprietary by the transferring Party. Any mutant, derivative, progeny or improvement made to or from a Party’s Proprietary Materials will be considered to be that Party’s Proprietary Materials.
“Prosecuting Party” has the meaning set out in Section 8.3(a).
“Prosecution” means the filing, preparation, prosecution (including any interferences, reissue proceedings, reexaminations, oppositions and similar proceedings), post-grant reviews, requests for patent term adjustments, and maintenance of Patent Rights. For the avoidance of doubt, Prosecution excludes any applications or requests for Patent Term Extension. When used as a verb, “Prosecute” means to engage in Prosecution.
“Prospective Investors” has the meaning set out in Section 9.4(c).
“Quarter” means, with respect to the first calendar quarter during the Term, the period beginning on the Effective Date and ending on the last day of the calendar quarter within which the Effective Date falls, and thereafter each successive period of three calendar months ending on (and including) each of March 31, June 30, September 30, and December 31; except that the last calendar quarter during the Term will end upon the expiration of the Term.
“Quarterly Invoice” has the meaning set out in Section 2.4(b). “Receiving Party” has the meaning set out in Section 9.1.
“Regulatory Approval” means, with respect to a country or extra-national territory, any and all approvals (including BLAs), licenses, registrations or authorizations of any Regulatory Authority necessary in order to Develop, Manufacture, Commercialize and/or otherwise Exploit a Product in such country or some or all of such extra-national territory, including pricing and reimbursement approval.

“Regulatory Authority” means any federal, national, multinational, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental or quasi-governmental entity with authority over the testing, manufacture, use, storage, import, promotion, marketing, pricing and reimbursement approval, or sale of a product in a country or territory, including the FDA, EMA, MHLW, MHRA and any corresponding national or regional regulatory authorities.
“Regulatory Exclusivity” means any exclusive marketing rights or data exclusivity rights conferred by any Regulatory Authority with respect to a Product in a country or jurisdiction in the Territory, other than a Patent Rights, including exclusivity for an approved BLA, new clinical data exclusivity, orphan drug exclusivity, pediatric exclusivity, or rights similar thereto in the U.S. or other countries or jurisdictions, which prevent the Commercialization of any Biosimilar Product in any form, formulation (regardless of Mono Product or Combination Product), strength, route of administration or indication in such country.
“Regulatory Filing” means, collectively: (a) all INDs, NDAs, BLAs, establishment license applications, drug master files, applications for designation as an “Orphan Product” under the Orphan Drug Act, for “Fast Track” status under Section 506 of the FDCA (21 U.S.C. § 356) or for a Special Protocol Assessment under Section 505(b)(5)(B) and (C) of the FDCA (21 U.S.C. § 355(b)(5)(B) and (C)) or all other similar filings (including MAAs and counterparts to any of the foregoing in any country or region in the Territory) as may be required by any Regulatory Authority for the Development, Manufacture, Commercialization or other Exploitation of a Product in the Territory; (b) all supplements and amendments to any of the foregoing; and (c) all data and other information contained in, and correspondence relating to, any of the foregoing.
“Research” means, with respect to a given product, all activities relating to research, preparing and conducting pre-clinical studies, non-clinical studies that are necessary or useful to obtain, support, or maintain Regulatory Approval (other than to obtain any pricing or reimbursement approvals) of such product in any particular country or jurisdiction in the Territory.
“Research Funding” has the meaning set out in Section 2.4. “Research Funding Payment” has the meaning set out in Section 2.4.
“Research Milestone Payment” has the meaning set out in Section 7.1(a).
“Research Term” means the period of time beginning on the Effective Date and ending on the ninetieth (90th) day following Ono’s receipt of the Final Report delivered by Shattuck detailing the results of the Nonclinical Workplan.
“Research Term Product Patent Rights” has the meaning set out in Section 8.3(a). “Royalties” has the meaning set out in Section 7.2(a).
“Royalty Reports” has the meaning set out in Section 7.2(f).

“Royalty Term” means, in respect of each Product, unless earlier terminated pursuant to the provisions of Article 10, on a country-by-country basis within the Territory, the period commencing on the date of the First Commercial Sale of the Product in that country and ending on the later of:
(a)the expiration of the last to expire of the Composition of Matter Claim within applicable Product Patent Rights Covering such Product in such country;
(b)the expiration of Regulatory Exclusivity for such Product in such country; or
(c)the tenth (10th) anniversary of such First Commercial Sale of a Product in such country.
“SEC” means the U.S. Securities Exchange Commission.
“Senior Executives” means, with respect to Shattuck, the Chief Executive Officer of Shattuck (or an authorized representative designated by such Chief Executive Officer), and, with respect to Ono, the Chief Executive Officer of Ono (or an authorized representative designated by such Chief Executive Officer).
“Shattuck” has the meaning set out in the Preamble to this Agreement. “Shattuck Indemnified Parties” has the meaning set out in Section 12.1(a). “Sublicensees” has the meaning set out in Section 4.3.
“Technical Transfer Materials” means information (including, without limitation, technical transfer reports), cell lines and materials and (a) with respect to Shattuck, Know-How and Patent Rights Controlled by Shattuck or its Affiliates necessary or useful for performing process development, and manufacturing activities with respect to Products, and (b) with respect to Ono, which are used by or on behalf of Ono or its Affiliates and necessary or useful for performing process development, and manufacturing activities with respect to the Product, including in each of (a) and (b): (i) nomenclature, structure and general properties; (ii) an example of a manufacturing process, including materials, steps, intermediates and equipment; (iii) an example test panel for controls and characterization and description of methods; (iv) information on reference standards and materials; (v) an example of stability data; (vi) technical reports based on research data; (vii) a list of raw materials; and (viii) any and all relevant Chemistry, Manufacturing and Controls (CMC) data and information, including, without limitation, quality test results and manufacturing processes and specifications.
“Term” has the meaning set forth in Section 10.1. “Territory” means all countries and jurisdictions in the world.
“Third Party” means any Person other than Shattuck, Ono, and their respective Affiliates. “Third Party Acquirer” has the meaning set out in Section 13.1.

“Third Party Claim(s)” has the meaning set out in Section 12.1(a).
“Trade Secret” means information of either Party or its Affiliates that is designated as a “trade secret.”
“UniProt” means a freely accessible database of protein sequence and functional information via the Internet (https://www.uniprot.org/).
“Upfront Fee” has the meaning set forth in Section 2.5(a).
“Upstream Agreement” has the meaning set out in Section 11.2(a)(ⅲ).
“U.S.” means the United States of America (including all possessions and territories thereof, including Puerto Rico).
“Valid Claim” means a claim of any (a) issued Patent Right that has not (i) expired, been abandoned, revoked, dedicated to the public or disclaimed or (ii) been found to be unpatentable, invalid or unenforceable by a court, national or regional patent office or other appropriate body that has competent jurisdiction in the subject country, from which decision no appeal is taken or can be taken; or (b) pending application for a Patent Right that has been pending for less than seven (7) years and is being prosecuted in good faith and has not been abandoned or finally disallowed without the possibility of appeal.
“Working Group” has the meaning set forth in Section 3.1(e)

Schedule B

Nonclinical Workplan and Budget

[***]

Schedule C
Shattuck Bank Account Information

[***]

Schedule D
Initial JRC Representatives

Shattuck:
[***]

Ono:
[***]

Schedule E
Patent Rights for Development Compounds

[***]

Schedule F

[***]